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                            REVOLVING CREDIT AGREEMENT


                                  by and among



                      CENTRAL LOUISIANA ELECTRIC COMPANY, INC.

                             THE LENDERS PARTY HERETO,


                                      AND


                          THE BANK OF NEW YORK, AS AGENT





                                ----------------

                                  $100,000,000

                                ----------------



                            Dated as of June 15, 1995






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

                             TABLE OF CONTENTS

  1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION  . . . . . . . . . . . 1
       1.1. Definitions  . . . . . . . . . . . . . . . . . . . . . . . 1
       1.2. Principles of Construction . . . . . . . . . . . . . . .  14

  2. AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . .  15
       2.1. Revolving Credit Loans . . . . . . . . . . . . . . . . .  15
       2.2. Revolving Credit Notes . . . . . . . . . . . . . . . . .  15
       2.3. Procedure for Borrowing Revolving Credit Loans . . . . .  15
       2.4. Competitive Bid Loans; Procedure . . . . . . . . . . . .  17
       2.5. Voluntary Reduction or Termination of Aggregate
            Commitments  . . . . . . . . . . . . . . . . . . . . . .  19
       2.6. Prepayments of the Loans . . . . . . . . . . . . . . . .  19
       2.7. Conversions and Continuations  . . . . . . . . . . . . .  20
       2.8. Interest Rate and Payment Dates  . . . . . . . . . . . .  21
       2.9. Substituted Interest Rate  . . . . . . . . . . . . . . .  22
       2.10. Taxes . . . . . . . . . . . . . . . . . . . . . . . . .  23
       2.11. Illegality  . . . . . . . . . . . . . . . . . . . . . .  24
       2.12. Increased Costs . . . . . . . . . . . . . . . . . . . .  25
       2.13. Indemnification for Loss  . . . . . . . . . . . . . . .  27
       2.14. Survival of Certain Obligations . . . . . . . . . . . .  28
       2.15. Use of Proceeds . . . . . . . . . . . . . . . . . . . .  28
       2.16. Capital Adequacy  . . . . . . . . . . . . . . . . . . .  28
       2.17. Lenders' Records  . . . . . . . . . . . . . . . . . . .  29
       2.18. Substitution of Lender. . . . . . . . . . . . . . . . .  29

  3. FEES; PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . .  29
       3.1. Facility Fee . . . . . . . . . . . . . . . . . . . . . .  29
       3.2. Agent's Fees . . . . . . . . . . . . . . . . . . . . . .  29
       3.3. Pro Rata Treatment and Application of Principal
            Payments . . . . . . . . . . . . . . . . . . . . . . . .  30

  4. REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .  30
       4.1. Subsidiaries; Capitalization . . . . . . . . . . . . . .  30
       4.2. Existence and Power  . . . . . . . . . . . . . . . . . .  30
       4.3. Authority  . . . . . . . . . . . . . . . . . . . . . . .  30
       4.4. Binding Agreement  . . . . . . . . . . . . . . . . . . .  31
       4.5. Litigation and Regulatory Proceedings  . . . . . . . . .  31
       4.6. Required Consents  . . . . . . . . . . . . . . . . . . .  31
       4.7. No Conflicting Agreements, Compliance with Laws  . . . .  31
       4.8. Governmental Regulations . . . . . . . . . . . . . . . .  32
       4.9. Federal Reserve Regulations; Use of Loan
            Proceeds . . . . . . . . . . . . . . . . . . . . . . . .  32
       4.10. Plans . . . . . . . . . . . . . . . . . . . . . . . . .  32
       4.11. Financial Statements  . . . . . . . . . . . . . . . . .  33
       4.12. Property  . . . . . . . . . . . . . . . . . . . . . . .  33
       4.13. Environmental Matters . . . . . . . . . . . . . . . . .  33

   5. CONDITIONS TO FIRST LOANS  . . . . . . . . . . . . . . . . . .  34
       5.1. Evidence of Action . . . . . . . . . . . . . . . . . . .  34
       5.2. Loan Documents . . . . . . . . . . . . . . . . . . . . .  34
       5.3. Existing Indebtedness  . . . . . . . . . . . . . . . . .  34
       5.4. Approvals  . . . . . . . . . . . . . . . . . . . . . . .  34
       5.5. Certain Agreements . . . . . . . . . . . . . . . . . . .  35
       5.6. Opinion of Counsel to the Borrower . . . . . . . . . . .  35
       5.7. Opinion of Special Counsel . . . . . . . . . . . . . . .  35
       5.8. Fees . . . . . . . . . . . . . . . . . . . . . . . . . .  35

  6. CONDITIONS OF LENDING - ALL LOANS . . . . . . . . . . . . . . .  35
       6.1. Compliance . . . . . . . . . . . . . . . . . . . . . . .  35
       6.2. Borrowing Request; Competitive Bid Request . . . . . . .  36
       6.3. Other Documents  . . . . . . . . . . . . . . . . . . . .  36

  7. AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . .  36
       7.1. Financial Statements . . . . . . . . . . . . . . . . . .  36
       7.2. Certificates; Other Information  . . . . . . . . . . . .  37
       7.3. Legal Existence  . . . . . . . . . . . . . . . . . . . .  37
       7.4. Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  37
       7.5. Insurance  . . . . . . . . . . . . . . . . . . . . . . .  38
       7.6. Payment of Indebtedness and Performance of
            Obligations  . . . . . . . . . . . . . . . . . . . . . .  38
       7.7. Condition of Property  . . . . . . . . . . . . . . . . .  38
       7.8. Observance of Legal Requirements . . . . . . . . . . . .  38
       7.9. Inspection of Property; Books and Records;
            Discussions  . . . . . . . . . . . . . . . . . . . . . .  39
       7.10. Licenses, Intellectual Property . . . . . . . . . . . .  39
       7.11. Capitalization  . . . . . . . . . . . . . . . . . . . .  39

  8. NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . .  39
       8.1. Liens  . . . . . . . . . . . . . . . . . . . . . . . . .  39
       8.2. Merger, Consolidation, Purchase or Sale of
            Assets, Etc. . . . . . . . . . . . . . . . . . . . . . .  41
       8.3. Loans, Advances, Etc.  . . . . . . . . . . . . . . . . .  42
       8.4. Amendments, etc. of Certain Agreements . . . . . . . . .  42

  9. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
       9.1. Events of Default  . . . . . . . . . . . . . . . . . . .  43

  10. THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
       10.1. Appointment . . . . . . . . . . . . . . . . . . . . . .  45
       10.2. Delegation of Duties  . . . . . . . . . . . . . . . . .  46
       10.3. Exculpatory Provisions  . . . . . . . . . . . . . . . .  46
       10.4. Reliance by Agent . . . . . . . . . . . . . . . . . . .  46
       10.5. Notice of Default . . . . . . . . . . . . . . . . . . .  47
       10.6. Non-Reliance on Agent and Other Lenders . . . . . . . .  47
       10.7. Indemnification . . . . . . . . . . . . . . . . . . . .  47
       10.8. Agent in Its Individual Capacity  . . . . . . . . . . .  48
       10.9. Successor Agent . . . . . . . . . . . . . . . . . . . .  48


                                      -2-

   11. OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . . . .  49
       11.1. Amendments and Waivers  . . . . . . . . . . . . . . . .  49
       11.2. Notices . . . . . . . . . . . . . . . . . . . . . . . .  49
       11.3. No Waiver; Cumulative Remedies  . . . . . . . . . . . .  50
       11.4. Survival of Representations and Warranties  . . . . . .  51
       11.5. Payment of Expenses and Taxes . . . . . . . . . . . . .  51
       11.6. Lending Offices . . . . . . . . . . . . . . . . . . . .  51
       11.7. Assignments and Participations  . . . . . . . . . . . .  52
       11.8. Counterparts  . . . . . . . . . . . . . . . . . . . . .  53
       11.9. Adjustments; Set-off  . . . . . . . . . . . . . . . . .  53
       11.10. Construction . . . . . . . . . . . . . . . . . . . . .  54
       11.11. Indemnity  . . . . . . . . . . . . . . . . . . . . . .  54
       11.12. Governing Law  . . . . . . . . . . . . . . . . . . . .  55
       11.13. Headings Descriptive . . . . . . . . . . . . . . . . .  55
       11.14. Severability . . . . . . . . . . . . . . . . . . . . .  55
       11.15. Integration  . . . . . . . . . . . . . . . . . . . . .  55
       11.16. Consent to Jurisdiction  . . . . . . . . . . . . . . .  56
       11.17. Service of Process . . . . . . . . . . . . . . . . . .  56
       11.18. No Limitation on Service or Suit . . . . . . . . . . .  56
       11.19. WAIVER OF TRIAL BY JURY  . . . . . . . . . . . . . . .  56

  EXHIBITS

  Exhibit A    List of Commitments
  Exhibit B    Form of Revolving Credit Note
  Exhibit B-1  Form of Competitive Bid Note
  Exhibit C    Form of Borrowing Request
  Exhibit D    Form of Competitive Bid Request
  Exhibit E    Form of Invitation to Bid
  Exhibit F    Form of Competitive Bid
  Exhibit G    Form of Competitive Bid Accept/Reject Letter
  Exhibit H    Form of Competitive Bid Loan Confirmation
  Exhibit I    Form of Notice of Conversion/Continuation
  Exhibit J    Form of Assignment and Acceptance Agreement
  Exhibit K    Form of Opinion of Counsel to the Borrower
  Exhibit L    Form of Opinion of Special Counsel


  SCHEDULES

  Schedule 1.1   List of Lending Offices
  Schedule 4.1   List of Subsidiaries
  Schedule 4.5   List of Litigation Not Otherwise Disclosed
  Schedule 4.13  List of Environmental Matters
  Schedule 8.1   List of Existing Liens


                                      -3-

       REVOLVING CREDIT AGREEMENT, dated as of June 15, 1995, by and among CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a Louisiana corporation (the "Borrower"), the lenders party hereto (together with their respective assigns pursuant to Section 11.7, the "Lenders", each a "Lender") and THE BANK OF NEW YORK, as agent for the Lenders (in such capacity, the "Agent").

1.     DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

       1.1.   Definitions
              As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

              "ABR Advances": the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

              "Accountants": Coopers & Lybrand, L.L.P. (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent.

              "Accumulated Funding Deficiency": as defined in Section 302 of ERISA.

              "Advance": with respect to a Revolving Credit Loan, an ABR Advance or a Eurodollar Advance, as the case may be.

              "Affected Advance": as defined in Section 2.9.

              "Affected Principal Amount": in the event that (i) the Borrower shall fail for any reason to borrow, convert or continue after it shall have notified the Agent of its intent to do so in any instance in which it shall have requested a Eurodollar Advance or shall have accepted one or more offers of Competitive Bid Loans, an amount equal to the principal amount of such Eurodollar Advance or accepted Competitive Bid Loan; (ii) a Eurodollar
Advance or a Competitive Bid Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance or Competitive Bid Loan; and (iii) the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance or a Competitive Bid Loan prior to the last day of the Interest Period applicable thereto, an amount equal to the principal amount of such Eurodollar Advance or Competitive Bid Loan so prepaid or repaid.

              "Aggregate Commitments": on any date, the sum of all Commitments on such date.

              "Agreement": this Revolving Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

              "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

              "Applicable Facility Fee Percentage": with respect to the amount of the Aggregate Commitments, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:


        Pricing Level              Applicable Facility
                                     Fee Percentage
       Pricing Level I                           0.1000%
       Pricing Level II                          0.1000%
       Pricing Level III                         0.1125%
       Pricing Level IV                          0.1250%
       Pricing Level V                           0.1500%
       Pricing Level VI                          0.2250%

provided that (i) changes in the Applicable Facility Fee Percentage resulting from a change in the Pricing Level shall become effective on the effective date of any change in the rating by Moody's or S&P of the Borrower's first mortgage bonds and (ii) in the event of a split in ratings resulting in the ratings on the Borrower's first mortgage bonds by each of S&P and Moody's falling within different Pricing Levels, the Applicable Facility Fee Percentage shall be the higher percentage.

              "Applicable Lending Office": in respect of any Lender, (i) in the case of such Lender's ABR Advances and Competitive Bid Loans, its Domestic Lending Office and (ii) in the case of such Lender's Eurodollar Advances, its Eurodollar Lending Office.

              "Applicable Margin": with respect to the unpaid principal amount of Eurodollar Advances, at all times during which the applicable Pricing Level set forth below is in effect, the percentage set forth below next to such Pricing Level, subject to the provisos set forth below:


        Pricing Level                       Applicable Margin
       Pricing Level I                           0.1500%
       Pricing Level II                          0.1750%
       Pricing Level III                         0.1875%
       Pricing Level IV                          0.2250%
       Pricing Level V                           0.2250%
       Pricing Level VI                          0.3500%

provided that (i) changes in the Applicable Margin resulting from a change in the Pricing Level shall become effective on the effective date of any change in the rating by Moody's or S&P of the Borrower's first mortgage bonds and (ii) in the event of a split in ratings resulting in the ratings on the Borrower's first mortgage bonds by each of S&P and Moody's falling within different Pricing Levels, the Applicable Margin shall be the higher percentage.

              "Asset Sale": any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its wholly-owned Subsidiaries of any Property (including, without limitation, any Stock or other securities of another Person) of the Borrower or any of its Subsidiaries, other than inventory or accounts receivables or other receivables sold, transferred or otherwise disposed of in the ordinary course of business.

              "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which the assignor assigns to the assignee all or any portion of such assignor's Loans, Notes and Commitment, substantially in the form of Exhibit J.

              "Assignment Fee": as defined in Section 11.7(b).

              "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice president, the chief financial officer or any other Person delegated in writing by such officer (acceptable to the Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

              "Benefited Lender": as defined in Section 11.9.

              "Bid Rate": as defined in Section 2.4(b).

              "BNY": The Bank of New York.

              "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

              "Borrowing Date": any Business Day on which the Lenders make Revolving Credit Loans in accordance with a Borrowing Request or one or more Lenders make Competitive Bid Loans pursuant to Competitive Bids which have been accepted by the Borrower.

              "Borrowing Request": a request for Revolving Credit Loans in the form of Exhibit C.

              "Business Day": for all purposes other than as set forth in clause (ii) below, (i) any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Advances, any day which is a Business Day described in clause
(i) above and which is also a day on which dealings in foreign currency and exchange and Eurodollar funding between banks may be carried on in London, England.

              "Capital Lease Obligations": with respect to any Person, obligations of such Person with respect to leases which, in accordance with GAAP, are required to be capitalized on the financial statements of such Person.

              "CLECO Mortgage": the Indenture of Mortgage, dated as of July 1, 1950, as supplemented and amended through the date hereof, made by the Borrower to First National Bank of Commerce (formerly The National Bank of Commerce in

New Orleans), as Trustee, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with Section 8.4.

              "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

              "Commitment": in respect of any Lender, such Lender's undertaking during the Commitment Period to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not exceeding the amount set forth next to the name of such Lender in Exhibit A under the heading "Commitment", as the same may be reduced pursuant to Section 2.5.

              "Commitment Percentage": as to any Lender, the percentage set forth opposite the name of such Lender in Exhibit A under the heading "Commitment Percentage".

              "Commitment Period": the period from the Effective Date until the day before the Maturity Date.

              "Common Equity": as of any date of determination, an amount equal to the sum of (i) common Stock of the Borrower, (ii) premium on capital Stock of the Borrower (as such term is used in the Financial Statements) and (iii) retained earnings of the Borrower and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP.

              "Competitive Bid": an offer by a Lender, in the form of Exhibit F, to make a Competitive Bid Loan.

              "Competitive Bid Accept/Reject Letter": a notification given by the Borrower pursuant to Section 2.4 in the form of Exhibit G.

              "Competitive Bid Loan": each Loan from a Lender to the Borrower pursuant to Section 2.4.

              "Competitive Bid Loan Confirmation": a confirmation by the Agent to a Lender of the acceptance by the Borrower of any Competitive Bid (or Portion thereof) made by such Lender, substantially in the form of Exhibit H.

              "Competitive Bid Note" and "Competitive Bid Notes": as defined in
Section 2.4(g).

              "Competitive Bid Request": a request by the Borrower, in the form of Exhibit D, for Competitive Bids.

              "Competitive Interest Period": as to any Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect to such Competitive Bid Loan, which date shall not be earlier than 7 days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan; provided, however, that if any Competitive Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would be a date on or after the Maturity Date, in which case such

Competitive Interest Period shall end on the next preceding Business Day, and provided further that no Competitive Interest Period shall end after the Maturity Date. Interest shall accrue from and including the first day of a Competitive Interest Period to but excluding the last day of such Competitive Interest Period.

              "Consolidated": the Borrower and its Subsidiaries which are consolidated for financial reporting purposes.

              "Contingent Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any return on any investment made by another Person or any Indebtedness, lease, dividend or other obligation of any other Person in any manner, whether contingent or whether directly or indirectly, including, without limitation, any obligation in respect of the liabilities of any partnership in which such other Person is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such other Person and its separate Property. The amount of any Contingent Obligation of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

              "Control Person": as defined in Section 2.16.

              "Conversion/Continuation Date": the date on which (i) a Eurodollar Advance is converted to an ABR Advance, (ii) the date on which an ABR Advance is converted to a Eurodollar Advance or (iii) the date on which a Eurodollar Advance is continued as a new Eurodollar Advance.

              "Corporate Officer": with respect to the Borrower, the chairman of the board, the president, any vice president, the chief executive officer, the chief financial officer, the secretary, the treasurer or the controller thereof.

              "Default": any of the events specified in Section 9.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

              "Dollars" and "$": lawful currency of the United States of America.

              "Domestic Lending Office": in respect of any Lender, initially, the office or offices of such Lender designated as such on Schedule 1.1; thereafter, such other office of such Lender through which it shall be making or maintaining ABR Advances or Competitive Bid Loans, as reported by such Lender to the Agent and the Borrower, provided that any Lender may so report different Domestic Lending Offices for all of its ABR Advances and all of its Competitive Bid Loans, whereupon references to the Domestic Lending Office of such Lender shall mean either or both of such offices, as applicable.

              "Effective Date": June 15, 1995.

              "Eligible Assignee": any of the following: (i) commercial banks, finance companies, insurance companies and other financial institutions and funds (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; provided that any such entity shall have combined capital and surplus of at least $250,000,000 and shall be entitled, as of the date such entity becomes a Lender, to receive payments under the Notes without deduction or withholding with respect to Tax on the Overall Net Income, (ii) each of the Lenders and (iii) any affiliate of a Lender.

              "Employee Benefit Plan": an employee benefit plan within the meaning of Section 3(3) of ERISA maintained, sponsored or contributed to by the Borrower, any of its Subsidiaries or any ERISA Affiliate.

              "Employee Stock Ownership Plan": The Central Louisiana Electric Company, Inc. 401(k) Savings and Investment Plan ESOP Trust, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 8.4.

              "Environmental Laws": any and all federal, state and local laws relating to the use, storage, transporting, manufacturing, handling, discharge, disposal or recycling of Hazardous Substances or pollutants and including, without limitation, (i) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 USCA section 9601 et seq.; (ii) the Resource Conservation and Recovery Act of 1976, as amended, 42 USCA section 6901 et seq.;
(iii) the Toxic Substance Control Act, as amended, 15 USCA section 2601 et. seq.; (iv) the Water Pollution Control Act, as amended, 33 USCA section 1251 et. seq.; (v) the Clean Air Act, as amended, 42 USCA section 7401 et seq.;
(vi) the Hazardous Materials Transportation Authorization Act of 1994, as amended, 49 USCA section 5101 et seq. and (viii) all rules and regulations under any of the foregoing and under any analogous state laws, judgments, decrees and injunctions and any analogous state laws applicable to the Borrower.

              "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

              "ERISA Affiliate": when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code of which the Borrower or any of its Subsidiaries is a member.

              "Eurodollar Advances": collectively, the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made and/ or being maintained at a rate of interest based upon the Eurodollar Rate.

              "Eurodollar Interest Period": with respect to any Eurodollar Advance requested by the Borrower, the period commencing on, as the case may be, the Borrowing Date or Conversion/Continuation Date with respect to such Eurodollar Advance and ending one, two, three or six months thereafter, as selected by the Borrower in its irrevocable Borrowing Request or its irrevocable Notice of Conversion/Continuation, provided, however, that (i) if any Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month or beyond the Maturity Date, in which event such Eurodollar Interest Period shall end on the immediately preceding Business Day, (ii) any Eurodollar Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Eurodollar Interest Period) shall end on the last Business Day of a calendar month and (iii) the Borrower shall select Interest Periods so as not to have more than five different Eurodollar Interest Periods outstanding at any one time for all Eurodollar Advances.

              "Eurodollar Lending Office": in respect of any Lender, initially, the office, branch or affiliate of such Lender designated as such on Schedule
1.1 (or, if no such office branch or affiliate is specified, its Domestic Lending Office); thereafter, such other office, branch or affiliate of such Lender through which it shall be making or maintaining Eurodollar Advances, as reported by such Lender to the Agent and the Borrower.

              "Eurodollar Rate": with respect to the Eurodollar Interest Period applicable to any Eurodollar Advance, a rate of interest per annum, as determined by the Agent and then rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, then to the next higher 1/16 of 1%, equal to the rate, as reported by BNY to the Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount equal approximately to the Eurodollar Advance of BNY to which such Interest Period shall apply for a period equal to such Interest Period, as quoted at approximately 11:00 a.m. two Business Days prior to the first day of such Interest Period.

              "Event of Default": any of the events specified in Section 9.1, provided that any requirement specified in Section 9.1 for the giving of notice, the lapse of time, or both, or any other condition specified in Section 9.1, has been satisfied.

              "Existing Credit Agreement": the Credit Agreement, dated as of April 30, 1992, among the Borrower, the banks named therein and Citibank, N.A., as agent, as amended.

              "Existing Indebtedness": collectively, the Indebtedness of the Borrower under the Existing Credit Agreement, including, without limitation, all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder.

              "Facility Fee": as defined in Section 3.1.

              "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

              "FERC": the Federal Energy Regulatory Commission or any Governmental Authority succeeding to the functions thereof.

              "FERC Order": that certain letter order, dated June 6, 1995, in Docket No. ES95-8-001, issued by FERC, or any renewal or replacement order thereof, together with any supplemental order thereto, in each case authorizing the Borrower to issue notes or drafts maturing not more than one year after the date of issue or renewal thereof or assumption of liability thereon (in each case as described in Section 204(e) of the Federal Power Act, as amended and in effect from time to time) in an aggregate principal amount not less than the sum of the Commitments hereunder plus the aggregate principal amount of any such notes or drafts of the Borrower (other than the Notes) outstanding from time to time.

              "Financial Statements": as defined in Section 4.11.

              "GAAP": generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statement by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial requirement set forth in this Agreement, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such requirement made before and after giving effect to such change in GAAP.

              "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

              "Hazardous Substance": (i) any hazardous or toxic substance, material or waste listed in the United States Department of Transportation Hazardous Materials Table (49 CFR section 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto and replacements therefor and (ii) any substance, pollutant or material defined as, or designated in, any Environmental Law as a "hazardous substance," "toxic substance," "hazardous material," "hazardous waste," "restricted hazardous waste," "pollutant," "toxic pollutant" or words of similar import.

              "Highest Lawful Rate": as to any Lender, the maximum rate of interest, if any, that at any time or from time to time may be contracted for, taken, charged or received by such Lender on the Notes held thereby or which may be owing to such Lender pursuant to this Agreement and the other Loan Documents under the laws applicable to such Lender and this transaction.

              "Indebtedness": as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables incurred in the ordinary course of business), (ii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iii) obligations with respect to any conditional sale or title retention agreement, (iv) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment of such drafts, (v) all liabilities secured by any Lien on any Property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of business), (vi) obligations under Capital Lease Obligations and (vii) Contingent Obligations.

              "Indemnified Person": as defined in Section 11.11.

              "Intellectual Property": all copyrights, trademarks, servicemarks, patents, trade names and service names.

              "Interest Payment Date": (i) as to any ABR Advance, the last day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Interest Period, (iii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of six months, the day which is three months after the first day of such Interest Period and the last day of such Interest Period, (iv) as to any Competitive Bid Loan as to which the Borrower has selected an Interest Period of 90 days or less, the last day of such Competitive Interest Period, and (v) as to any Competitive Bid Loan as to which the Borrower has selected a Competitive Interest Period of more than 90 days, the day which is 90 days after the first day of such Competitive Interest Period and the last day of each subsequent 90-day period thereafter or, if sooner, the last day of such Competitive Interest Period.

              "Interest Period": a Eurodollar Interest Period or a Competitive Interest Period, as the context may require.

              "Invitation to Bid": an invitation to make Competitive Bids in the form of Exhibit E.

              "Lien": any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

              "Loan Documents": collectively, this Agreement and the Notes.

              "Loans": the Revolving Credit Loans and/or the Competitive Bid Loans, as the case may be.

              "LPSC": the Louisiana Public Service Commission or any Governmental Authority succeeding to the functions thereof.

              "LPSC Order": the order of the LPSC that authorizes the Borrower to perform this Agreement and to issue and deliver Notes in an aggregate principal amount not less than the Aggregate Commitments.

              "LREC": the Louisiana Rural Electric Corporation, or any Governmental Authority succeeding to the functions thereof.

              "Margin Stock": any "margin stock", as defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

              "Material Adverse Change": a material adverse change in (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or
(iii) the ability of the Agent and the Lenders to enforce their rights and remedies under the Loan Documents.

              "Material Adverse Effect": a material adverse effect on (i) the financial condition, operations, business, prospects or Property of (a) the Borrower or (b) the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents or
(iii) the ability of the Agent and the Lenders to enforce their rights and remedies under the Loan Documents.

              "Maturity Date": June 15, 2000, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

              "Maximum Offer": as defined in Section 2.4(b).

              "Maximum Request": as defined in Section 2.4(a).

              "Moody's": Moody's Investors Service, Inc., or any successor thereto.

              "Multiemployer Plan": a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "Note": a Revolving Credit Note or a Competitive Bid Note, as the case may be.

              "Notes": the Revolving Credit Notes and/or the Competitive Bid Notes, as the case may be.

              "Notice of Conversion/Continuation": a notice substantially in the form of Exhibit I.

              "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

              "Pension Plan": at any date of determination, any Employee Benefit Plan (including a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower, any of its Subsidiaries or any ERISA Affiliate.

              "Permitted Liens": Liens permitted to exist under Section 8.1.

              "Person": any individual, firm, partnership, joint venture, corporation, association, business enterprise, limited liability company, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

              "Portion": as defined in Section 2.4(b).

              "Pricing Level I": any time when the rating of the Borrower's first mortgage bonds is (i) A+ or higher by S&P and (ii) A1 or higher by Moody's.

              "Pricing Level II": any time when (i) the rating of the Borrower's first mortgage bonds is (a) A or higher by S&P and (b) A2 or higher by Moody's and (ii) Pricing Level I does not apply.

              "Pricing Level III": any time when (i) the rating of the Borrower's first mortgage bonds is (a) A- or higher by S&P and (b) A3 or higher by Moody's and (ii) Pricing Levels I and II do not apply.

              "Pricing Level IV": any time when (i) the rating of the Borrower's first mortgage bonds is (a) BBB+ or higher by S&P and (b) Baa1 or higher by Moody's and (ii) Pricing Levels I, II and III do not apply.

              "Pricing Level V": any time when (i) the rating of the Borrower's first mortgage bonds is (a) BBB or higher by S&P and (b) Baa2 or higher by Moody's and (ii) Pricing Levels I, II, III and IV do not apply.

              "Pricing Level VI": any time when Pricing Levels I, II, III, IV and V do not apply.

              "Prohibited Transaction": a transaction that is prohibited under
Section 4975 of the Code or Section 406 of ERISA and not exempt under Section 4975 of the Code or Section 408 of ERISA.

              "Property": all types of real, personal, tangible, intangible or mixed property.

              "Proposed Bid Rate": as applied to any Remaining Interest Period with respect to a Lender's Competitive Bid Loan, the rate per annum that such Lender in good faith would have quoted to the Borrower had the Borrower requested that such Lender make a Competitive Bid Loan on the first day of such Remaining Interest Period, assuming no Default or Event of Default existed on such day and that the Borrower had the right to borrow hereunder on such day, such rate to be determined by such Lender in good faith in its sole discretion.

              "Real Property": all real property owned or leased (or previously owned or leased) by the Borrower or any of its Subsidiaries (or any of their respective predecessors).

              "Remaining Interest Period": (i) in the event that the Borrower shall fail for any reason to borrow a Revolving Credit Loan in respect of which it shall have requested a Eurodollar Advance or convert an Advance to, or continue an Advance as, a Eurodollar Advance after it shall have notified the Agent of its intent to do so, a period equal to the Eurodollar Interest Period that the Borrower elected in respect of such Eurodollar Advance; or (ii) in the event that the Borrower shall fail for any reason to borrow a Competitive Bid Loan after it shall have accepted one or more offers of Competitive Bid Loans, a period equal to the Competitive Interest Period that the Borrower elected in respect of such Competitive Bid Loan; or (iii) in the event that a Eurodollar Advance or a Competitive Bid Loan shall terminate for any reason prior to the last day of the Interest Period applicable thereto, a period equal to the remaining portion of such Interest Period if such Interest Period had not been so terminated; or (iv) in the event that the Borrower shall prepay or repay all or any part of the principal amount of a Eurodollar Advance or a Competitive Bid Loan prior to the last day of the Interest Period applicable thereto, a period equal to the period from and including the date of such prepayment or repayment to but excluding the last day of such Interest Period.

              "Reportable Event": with respect to any Pension Plan, (i) any event set forth in Sections 4043(b) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(c) or 4063(a) or ERISA or the regulations thereunder, (ii) an event requiring the Borrower, any of its Subsidiaries or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Code, or (iii) any failure to make any payment required by Section 412(m) of the Code.

              "Required Lenders": Lenders having Commitments equal to at least 66 2/3% of the Aggregate Commitments or, if the Commitments have been terminated or otherwise no longer exist, Lenders having an unpaid principal balance of Loans equal to at least 66 2/3% of the aggregate outstanding Loans.

              "Revolving Credit Loan" and "Revolving Credit Loans": as defined in Section 2.1.

              "Revolving Credit Note" and "Revolving Credit Notes": as defined in Section 2.2.

              "RUS": Rural Utilities Service, or any Governmental Authority succeeding to the functions thereof.

              "RUS Indebtedness": the Indebtedness of LREC to RUS, the liabilities in respect of which have been assumed by the Borrower, in an aggregate principal amount equal to approximately $150,000.

              "S&P": Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.

              "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

              "Solvent": with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute an unreasonably small amount of capital.

              "Special Counsel": Emmet, Marvin & Martin, LLP, special counsel to the Agent.

              "Stock": any and all shares, rights, interests, participations, warrants or other equivalents (however designated) of corporate stock.

              "Submission Deadline": as defined in Section 2.4(b).

              "Subsidiary": as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which such Person or any Subsidiary of such Person, directly or indirectly, either (i) in respect of a corporation, owns or controls more than 50% of the outstanding Stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (ii) in respect of an association, partnership, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

              "Tax": any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

              "Tax on the Overall Net Income": as to any Person, a Tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its Domestic Lending Office) is located or by any political subdivision or taxing authority thereof or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

              "Termination Event": with respect to any Pension Plan, (i) a Reportable Event, (ii) the termination of a Pension Plan, or the filing of a notice of intent to terminate a Pension Plan, or the treatment of a Pension Plan amendment as a termination under Section 4041(c) of ERISA, (iii) the institution of proceedings to terminate a Pension Plan under Section 4042 of ERISA, or (iv) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

              "Total Assets": as of any date of determination, the total assets of the Borrower determined in accordance with GAAP.

              "Total Capitalization": the difference between (a) the sum of (i) preferred Stock of the Borrower (less deferred compensation relating to unallocated convertible preferred Stock of the Borrower held by the Employee Stock Ownership Plan), plus (ii) common Stock of the Borrower and any premium on capital Stock thereon (as such term is used in the Financial Statements), plus (iii) retained earnings of the Borrower, plus (iv) all Indebtedness of the Borrower (net of unamortized premium and discount (as such term is used in the Financial Statements)), less (b) treasury Stock of the Borrower.

              "United States": the United States of America (including the States thereof and the District of Columbia).

         1.2. Principles of Construction

              (a) All terms defined in a Loan Document shall have the meanings given such terms therein when used in the other Loan Documents or any certificate or opinion made or delivered pursuant thereto, unless otherwise defined therein.

              (b) As used in the Loan Documents and in any certificate or opinion made or delivered pursuant thereto, accounting terms not defined in
Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

              (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

              (d) The phrase "may not" is prohibitive and not permissive; the word "including" is not limiting; and the word "or" is not exclusive.

              (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

              (f) Unless specifically provided in a Loan Document to the contrary, references to a time shall refer to New York City time.

              (g) Unless specifically provided in a Loan Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

              (h) References in any Loan Document to a fiscal period shall refer to that fiscal period of the Borrower.

      2. AMOUNT AND TERMS OF LOANS

         2.1. Revolving Credit Loans

              Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Credit Loan" and, as the context may require, collectively with all other Revolving Credit Loans of such Lender and with the Revolving Credit Loans of all other Lenders, the "Revolving Credit Loans") to the Borrower from time to time during the Commitment Period, provided, however, that immediately after giving effect thereto (i) the outstanding principal balance of such Lender's Revolving Credit Loans would not exceed such Lender's Commitment, and (ii) the aggregate outstanding principal balance of all Lenders' Revolving Credit Loans and Competitive Bid Loans would not exceed the Aggregate Commitments. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Aggregate Commitments, all in accordance with the terms and conditions of this Agreement.

         2.2. Revolving Credit Notes

              The Revolving Credit Loans made by a Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1, with appropriate insertions therein as to date and principal amount (each, as indorsed or modified from time to time, a "Revolving Credit Note" and, collectively with the Notes of all other Lenders, the "Revolving Credit Notes"), payable to the order of such Lender and representing the obligation of the Borrower to pay the lesser of (i) the original amount of the Commitment of such Lender and (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by such Lender, with interest thereon as prescribed in
Section 2.8. Each Revolving Credit Note shall (a) be dated the first Borrowing Date, (b) be stated to mature on the Maturity Date and (c) bear interest from the date thereof on the unpaid principal balance thereof at the applicable interest rate or rates per annum determined as provided in Section 2.8, payable as specified in Section 2.8.

         2.3. Procedure for Borrowing Revolving Credit Loans

              (a) The Borrower may borrow Revolving Credit Loans under the Aggregate Commitments on any Business Day during the Commitment Period, provided, however, that the Borrower shall notify the Agent (by telephone or fax) no later than (i) 11:00 a.m., three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances and (ii) 11:30 a.m., on the requested Borrowing Date, in the case of ABR Advances, in each case specifying
(A) the aggregate principal amount to be borrowed under the Aggregate Commitments, (B) the requested Borrowing Date, (C) whether such borrowing is to consist of one or more Eurodollar Advances, ABR Advances, or a combination thereof and (D) if the borrowing is to consist of one or more Eurodollar Advances, the length of the Eurodollar Interest Period for each such Eurodollar Advance, provided, however, that no Eurodollar Interest Period selected in respect of any Revolving Credit Loan shall end after the Maturity Date. If the Borrower fails to give timely notice in connection with a request for a Eurodollar Advance, the Borrower shall be deemed to have elected that such Advance shall be made as an ABR Advance. Each such notice shall be irrevocable and confirmed promptly by delivery to the Agent of a Borrowing Request. Each ABR Advance shall be in an aggregate principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or, if the unused amount of the Aggregate Commitments is less than such amount, then such lesser amount of the unused Aggregate Commitments), and each Eurodollar Advance shall be in an aggregate principal amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

              (b) Upon receipt of each notice of borrowing from the Borrower, the Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of each borrowing available to the Agent for the account of the Borrower at the office of the Agent set forth in Section
11.2 not later than 2:00 p.m. on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Agent at such office. The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

              (c) Unless the Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be promptly confirmed by fax or other writing) that such Lender will not make available to the Agent such Lender's Commitment Percentage of the Revolving Credit Loans requested by the Borrower, the Agent may assume that such Lender has made such share available to the Agent on the Borrowing Date in accordance with this Section, provided that such Lender received notice of the proposed borrowing from the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower on the Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loans available to the Agent, such Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 2.8 for such Loans, and, in the case of such Lender, the Federal Funds Rate in effect on each such day (as determined by the Agent in accordance with the definition of "Federal Funds Rate" set forth in Section 1.1). Such payment by the Borrower, however, shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Loan as part of the Revolving Credit Loans for purposes of this Agreement, which Revolving Credit Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Revolving Credit Loans. The failure of any Lender to make its Commitment Percentage of any requested Revolving Credit Loan available to the Agent pursuant to this subsection shall not relieve any other Lender of such other Lender's obligation to make its own Commitment Percentage of such Revolving Credit Loan available to the Agent in accordance with this subsection, provided, however, that no Lender shall be liable or responsible for the failure by any other Lender to make any Revolving Credit Loans required to be made by such other Lender.

              (d) If a Lender makes a new Revolving Credit Loan on a Borrowing Date on which the Borrower is to repay a Revolving Credit Loan from such Lender, such Lender shall apply the proceeds of such new Revolving Credit Loan to make such repayment, and only the excess of the proceeds of such new

Revolving Credit Loan over the Revolving Credit Loan being repaid need be made available to the Agent, for the Borrower's account.

              (e) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of borrowing given to the Agent, the Agent may act without liability upon the basis of telephonic notice of such borrowing believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written confirmation.
In each such case, the Agent's records with regard to any such telephone notice shall be presumptively correct, absent manifest error.

         2.4. Competitive Bid Loans; Procedure

              (a) The Borrower may make Competitive Bid Requests by 11:00 a.m. at least two Business Days prior to the proposed Borrowing Date for one or more Competitive Bid Loans. Each Competitive Bid Request given to the Agent (which shall promptly on the same day give notice thereof to each Lender by fax of an Invitation to Bid if the Competitive Bid Request is not rejected pursuant to this Section), shall be by telephone (confirmed by fax or other written electronic means promptly on the same day by the delivery of a Competitive Bid Request signed by the Borrower), and shall specify (i) the proposed Borrowing Date, which shall be a Business Day, (ii) the aggregate amount of the requested Competitive Bid Loans (the "Maximum Request") which amount (A) shall not exceed an amount which, on the proposed Borrowing Date and after giving effect to the requested Competitive Bid Loans, would cause the aggregate outstanding principal balance of all Loans of all Lenders to exceed the Aggregate Commitments and (B) shall be in a principal amount equal to $3,000,000 or an integral multiple of $1,000,000 in excess thereof, (iii) the Competitive Interest Period(s) therefor and the last day of each such Competitive Interest Period, and (iv) if more than one Competitive Interest Period is so specified, the principal amount allocable to each such Competitive Interest Period (which amount shall not be less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof). A Competitive Bid Request that does not conform substantially to the form of Exhibit D shall be rejected, and the Agent shall promptly notify the Borrower of such rejection. Notwithstanding anything contained herein to the contrary, (1) not more than three Competitive Interest Periods may be requested pursuant to any Competitive Bid Request and (2) not more than five Competitive Bid Loans may be outstanding at any one time.

              (b) Each Lender in its sole discretion may (but is not obligated to) submit one or more Competitive Bids to the Agent not later than 10:00 a.m. at least one Business Day prior to the proposed Borrowing Date specified in such Competitive Bid Request (such time being herein called the "Submission Deadline"), by fax or other writing, and thereby irrevocably offer to make all or any part (any such part referred to as a "Portion") of any Competitive Bid Loan described in the relevant Competitive Bid Request at a rate of interest per annum (each a "Bid Rate") specified therein in an aggregate principal amount of not less than $3,000,000 or an integral multiple of $1,000,000 in excess thereof, provided that Competitive Bids submitted by the Agent may only be submitted if the Agent notifies the Borrower of the terms of its Competitive Bid not later than thirty minutes prior to the Submission Deadline. Multiple Competitive Bids may be delivered to and by the Agent. The aggregate Portions of Competitive Bid Loans for any or all Competitive Interest Periods offered by each Lender in its Competitive Bid may exceed the Maximum Request contained in the relevant Competitive Bid Request, provided that each Competitive Bid shall set forth the maximum aggregate amount of the Competitive Bid Loans offered thereby which the Borrower may accept (the "Maximum Offer"), which Maximum Offer shall not exceed the Maximum Request. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Agent by fax not later than the Submission Deadline therefor, provided, however, that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan.

              (c) The Agent shall promptly give notice by telephone (promptly confirmed by fax or other writing) to the Borrower of all Competitive Bids received by the Agent prior to the Submission Deadline which comply in all material respects with this Section. The Borrower shall, in its sole discretion but subject to Section 2.4(d), irrevocably accept or reject any such Competitive Bid (or any Portion thereof) not later than 12:00 noon on the day of the Submission Deadline by notice to the Agent by telephone (confirmed by fax or other writing in the form of a Competitive Bid Accept/Reject Letter promptly the same day). Promptly upon receipt by the Agent of such a Competitive Bid Accept/Reject Letter, the Agent will give notice to each Lender that submitted a Competitive Bid as to the extent, if any, that such Lender's Competitive Bid shall have been accepted. If the Agent fails to receive notice from the Borrower of its acceptance or rejection of any Competitive Bids at or prior to 1:00 p.m. on the day of the Submission Deadline, all such Competitive Bids shall be deemed to have been rejected by the Borrower, and the Agent will give to each Lender that submitted a Competitive Bid notice of such rejection by telephone on such day. In due course following the acceptance of any Competitive Bid, the Agent shall notify each Lender which submitted a Competitive Bid, in the form of a Competitive Bid Loan Confirmation, of the amount, maturity date and Bid Rate for each Competitive Bid Loan.

              (d) If the Borrower accepts a Portion of a proposed Competitive Bid Loan for a single Competitive Interest Period at the Bid Rate provided therefor in a Lender's Competitive Bid, such Portion shall be in a principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof (subject to such lesser allocation as may be made pursuant to the provisions of this Section 2.4(d)). The aggregate principal amount of Competitive Bid Loans accepted by the Borrower following Competitive Bids responding to a Competitive Bid Request shall not exceed the Maximum Request. The aggregate principal amount of Competitive Bid Loans accepted by the Borrower pursuant to a Lender's Competitive Bid shall not exceed the Maximum Offer therein contained. If the Borrower accepts any Competitive Bid Loans or Portion offered in any Competitive Bid, the Borrower must accept Competitive Bids (and Competitive Bid Loans and Portions thereby offered) based exclusively upon the successively lowest Bid Rates within each Competitive Interest Period and no other criteria. If two or more Lenders submit Competitive Bids with identical Bid Rates for the same Competitive Interest Period and the Borrower accepts any thereof, the Borrower shall, subject to the first three sentences of this Section 2.4(d), accept all such Competitive Bids as nearly as possible in proportion to the amounts of such Lender's respective Competitive Bids with identical Bid Rates for such Competitive Interest Period, provided, that if the amount of Competitive Bid Loans to be so allocated is not sufficient to enable each such Lender to make such Competitive Bid Loan (or Portions thereof) in an aggregate principal amount of $3,000,000 or an integral multiple of $1,000,000 in excess thereof, the Borrower shall round the Competitive Bid Loans (or Portions thereof) allocated to such Lender or Lenders as the Borrower shall select as necessary to a minimum of $1,000,000 or an integral multiple of $500,000 in excess thereof.

              (e) Not later than 2:00 p.m. on the relevant Borrowing Date, each Lender whose Competitive Bid was accepted by the Borrower shall make available to the Agent at its office set forth in Section 11.2, in immediately available funds, the proceeds of such Lender's Competitive Bid Loan(s). The amounts so made available to the Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, as determined by the Agent, be made available on such date to the Borrower by the Agent at the office of the Agent specified in Section 11.2 by crediting the account of the Borrower on the books of such office with the aggregate of said amounts received by the Agent.

              (f) All notices required by this Section 2.4 shall be given in accordance with Section 11.2.

              (g) The Competitive Bid Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (each, as indorsed or modified from time to time, a "Competitive Bid Note" and, collectively with the Competitive Bid Notes of all other Lenders, the "Competitive Bid Notes"), payable to the order of such Lender, and dated the first Borrowing Date. Each Competitive Bid Loan shall be due and payable on the last day of the Competitive Interest Period applicable thereto.

         2.5. Voluntary Reduction or Termination of Aggregate Commitments

The Borrower shall have the right, upon at least three Business Days' prior written notice to the Agent, at any time to terminate the Aggregate Commitments or from time to time to permanently reduce the Aggregate Commitments, provided, however, that any such reduction shall be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and provided further that the Borrower shall prepay the Loans by the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced. Reductions of the Aggregate
Commitments shall be applied pro rata according to the Commitment of each Lender. Simultaneously with each reduction of the Aggregate Commitments under this Section, the Borrower shall pay the Facility Fee accrued on the amount by which the Aggregate Commitments have been reduced and prepay the Loans as required by Section 2.6.

         2.6. Prepayments of the Loans

              (a) Voluntary Prepayments. The Borrower may, at its option, prepay the Loans without premium or penalty, in full at any time or in part from time to time by notifying the Agent in writing at least one Business
Day prior to the proposed prepayment date, in the case of Revolving Credit
Loans consisting of ABR Advances and at least three Business Days prior to the proposed prepayment date, in the case of Competitive Bid Loans or Revolving Credit Loans consisting of Eurodollar Advances, specifying the
Loans to be prepaid, the amount to be prepaid and the date of prepayment.
Such notice shall be irrevocable and the amount specified in such notice shall be due and payable on the date specified, together with accrued interest to the date of such payment on the amount prepaid. Upon receipt of such notice, the Agent shall promptly notify (i) in the case of a prepayment of Revolving Credit Loans, each Lender or (ii) in the case of a prepayment of Competitive Bid Loans, the applicable Lender thereof. Each partial prepayment shall be in an aggregate principal amount of (A) $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Revolving Credit Loans consisting of ABR Advances or Eurodollar Advances, (B)
$3,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of Revolving Credit Loans consisting of Competitive Bid Loans or, (C) if the outstanding principal balance of the Loans is less that the minimum amounts set forth in clauses (A) and (B), then such lesser outstanding principal balance, as the case may be. After giving effect to any partial prepayment with respect to Eurodollar Advances which were made (whether as the result of a borrowing or a conversion) on the same date and which had the same Interest Period, the outstanding principal amount of such Eurodollar Advances shall exceed (subject to Section 2.7) $5,000,000 or an integral multiple of $1,000,000 in excess thereof. If any prepayment is made in respect of any Eurodollar Advance or Competitive Bid Loan, in whole or in part, prior to the last day of the applicable Interest Period, the Borrower agrees to indemnify the applicable Lenders in accordance with Section 2.13.

              (b) Mandatory Prepayments Relating to Reductions of the Aggregate Commitments. Simultaneously with each reduction of the Aggregate Commitments under Section 2.5, the Borrower shall prepay the Loans by the amount, if any, by which the aggregate unpaid principal balance of the Loans exceeds the amount of the Aggregate Commitments as so reduced. Such prepayments shall be applied between the Revolving Credit Loans and the Competitive Bid Loans at the discretion of the Borrower, provided that any prepayments of Revolving Credit Loans shall be applied pro rata according the Commitment of each Lender.

         2.7. Conversions and Continuations

              (a) The Borrower may elect from time to time to convert Eurodollar Advances to ABR Advances by giving the Agent at least one Business Day's prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), specifying the amount to be so converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto. In addition, the Borrower may elect from time to time to (i) convert ABR Advances to Eurodollar Advances and (ii) to continue Eurodollar Advances by selecting a new Eurodollar Interest Period therefor, in each case by giving the Agent at least three Business Days' prior irrevocable notice of such election (confirmed by the delivery of a Notice of Conversion/Continuation), in the case of a conversion to, or continuation of, Eurodollar Advances, specifying the amount to be so converted and the initial Eurodollar Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances shall only be made on a Business Day and any such continuation of Eurodollar Advances shall only be made on the last day of the Eurodollar Interest
Period applicable to the Eurodollar Advances which are to be continued as such new Eurodollar Advances. The Agent shall promptly provide the Lenders with a copy of each such Notice of Conversion/Continuation. ABR Advances and Eurodollar Advances may be converted or continued pursuant to this Section in whole or in part, provided that conversions of ABR Advances to Eurodollar Advances, or continuations of Eurodollar Advances shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

              (b) Notwithstanding anything in this Section to the contrary, no ABR Advance may be converted to a Eurodollar Advance and no Eurodollar Advance may be continued, if a Default or Event of Default has occurred and is continuing either (i) at the time the Borrower shall notify the Agent of its election to convert or continue or (ii) on the requested Conversion/Continuation Date. In such event, such ABR Advance shall be automatically continued as an ABR Advance, or such Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Eurodollar Interest Period applicable to such Eurodollar Advance. If an Event of Default shall have occurred and be continuing, the Agent shall, at the request of the Required Lenders, notify the Borrower (by telephone or otherwise) that all, or such lesser amount as the Required Lenders shall designate, of the outstanding Eurodollar Advances shall be automatically converted to ABR Advances, in which event such Eurodollar Advances shall be automatically converted to ABR Advances on the date such notice is given.

              (c) No Interest Period selected in respect of conversion or continuation of any Eurodollar Advance shall end after the Maturity Date.

              (d) Each conversion or continuation shall be effected by each Lender by applying the proceeds of its new ABR Advance or Eurodollar Advance, as the case may be, to its Advances (or portion thereof) being converted (it being understood that such conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

              (e) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of borrowing given to the Agent, the Agent may act without liability upon the basis of telephonic notice of such borrowing believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written confirmation. In each such case, the Agent's records with regard to any such telephone notice shall be presumptively correct, absent manifest error.

         2.8. Interest Rate and Payment Dates

              (a)  Prior to Maturity. Except as otherwise provided in
Section 2.8(b), prior to maturity, the Loans shall bear interest on the outstanding principal balance thereof at the applicable interest rate or rates per annum set forth below:


                ADVANCES                   RATE
           Each ABR Advance         Alternate Base Rate.

           Each Eurodollar          Eurodollar Rate for the
           Advance                  applicable Eurodollar Interest Period
                                    plus the Applicable Margin.

           Each Competitive         Bid Rate applicable thereto for
           Bid Loan                 the applicable Competitive Interest Period.


              (b) Late Charges. If all or any portion of the principal balance of or interest payable on any of the Loans or any other amount payable under the Loan Documents shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue balance or amount shall bear interest at a rate per annum (whether before or after the entry of a judgment thereon) equal to 2% plus the rate which would otherwise be applicable pursuant to Section 2.8(a), from the date of such nonpayment to, but not including, the date such balance is paid in full. All such interest shall be payable on demand.

              (c) In General. Interest on (i) ABR Advances to the extent based on the BNY Rate shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Rate, on Eurodollar Advances and on Competitive Bid Loans shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed, including the first day but excluding the last. Except as otherwise provided in Section 2.8(b), interest shall be payable in arrears on each Interest Payment Date and upon each payment (including prepayment) of the Loans. Any change in the interest rate on the Loans resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change shall become effective. The Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates required. Each determination of the Alternate Base Rate or a Eurodollar Rate by the Agent pursuant to this Agreement shall be conclusive and binding on all parties hereto absent manifest error. At no time shall the interest rate payable on the Loans, together with the Commitment Fee and all other amounts payable under the Loan Documents, to the extent the same are construed to constitute interest, exceed the Highest Lawful Rate. If any amount paid hereunder would exceed the maximum amount of interest permitted by the Highest Lawful Rate, than such amount shall automatically be reduced to such maximum permitted amount, and interest for any subsequent period, to the extent less than the maximum amount permitted for such period by the Highest Lawful Rate, shall be increased by the unpaid amount of such reduction. Any interest actually received for any period in excess of such maximum allowable amount for such period shall be deemed to have been applied as a prepayment of the Loans. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the BNY Rate, such Rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the BNY Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

         2.9. Substituted Interest Rate

              In the event that (i) the Agent shall have determined in the exercise of its reasonable discretion (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either reasonable means do not exist for ascertaining the Eurodollar Rate or (ii) the Required Lenders shall have notified the Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate, with respect to any portion of the Revolving Credit Loans that the Borrower has requested be made as Eurodollar Advances or Eurodollar Advances that will result from the requested conversion or continuation of any portion of the Advances into or as Eurodollar Advances (each, an "Affected Advance"), the Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or Conversion/Continuation Date for such Affected Advances. If the Agent shall give such notice, (a) any Affected Advances shall be made as ABR Advances, (b) the Advances (or any portion thereof) that were to have been converted to or continued as Affected
Advances shall be converted to or continued as ABR Advances and (c) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances. Until any notice under clauses (i) or (ii), as the case may be, of this Section has been withdrawn by the Agent (by notice to the Borrower promptly upon either (1) the Agent's having determined that such circumstances affecting the interbank eurodollar market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.8 or (2) the Agent having been notified by such Required Lenders that circumstances no longer render the Advances (or any portion thereof) to be Affected Advances), no further Eurodollar Advances shall be required to be made by the Lenders, nor shall the Borrower have the right to convert or continue all or any portion of the Loans to Eurodollar Advances.

         2.10. Taxes

               (a) Payments to Be Free and Clear. Provided that all documentation, if any, then required to be delivered by any Lender or the Agent pursuant to Section 2.10(c) has been delivered, all sums payable by the Borrower under the Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the Overall Net Income of any Lender (for which payment need not be free and clear, but no deduction or withholding shall be made unless then required by applicable law)) imposed, levied, collected, withheld or assessed by or within the United States or any political subdivision in or of the United States or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States or any such jurisdiction is a member at the time of payment.

               (b) Grossing-up of Payments. If the Borrower or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by the Borrower to the Agent or any Lender under any of the Loan Documents:

                    (i) the Borrower shall notify the Agent and such Lender of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

                    (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Agent or such Lender, as the case may be) on behalf of and in the name of the Agent or such Lender;

                    (iii) the sum payable by the Borrower to the Agent or a Lender in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Agent or such Lender, as the case may be, receives on the due date therefor a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

                    (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the Borrower shall deliver to the Agent and the applicable Lender evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant Governmental Authority;

provided that no additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment and Acceptance Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment and Acceptance, as the case may be, in respect of payments to such Lender, and provided further that any Lender claiming any additional amounts payable pursuant to this Section 2.10 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

               (c) U.S. Tax Certificates. Each Lender that is organized under the laws of any jurisdiction other than the United States shall deliver to the Agent for transmission to the Borrower, on or prior to the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Agent (each in the reasonable exercise of its discretion), including, without limitation, upon the occurrence of any event requiring a change in the most recent counterpart of any form set forth below previously delivered by such Lender to the Borrower, such certificates, documents or other evidence, properly completed and duly executed by such Lender (including, without limitation, Internal Revenue
Service Form 1001, Form 4224, Form W-8 or Form W-9, or any successor form, or any other certificate or statement of exemption required by Treasury
Regulations Section 1.1441-4(a) or Section 1.1441-6(c) or any successor thereto) to establish that such Lender is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents. The Borrower shall not be required to pay any additional amount to any such Lender under
Section 2.10(b)(iii) above if such Lender shall have failed to satisfy the requirements of the immediately preceding sentence; provided that if such Lender shall have satisfied such requirements on the Effective Date (in the case of each Lender listed on the signature pages hereof) or on the effective date of the Assignment and Acceptance Agreement pursuant to which it became a

Lender (in the case of each other Lender), nothing in this Section shall relieve the Borrower of its obligation to pay any additional amounts pursuant to Section 2.10(b)(iii) in the event that, as a result of any change in applicable law, such Lender is no longer properly entitled to deliver certificates, documents or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in the immediately preceding sentence.


         2.11. Illegality

               Notwithstanding any other provisions herein, if any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain its Eurodollar Advances as contemplated by this Agreement, (i) the commitment of such Lender hereunder to make Eurodollar Advances or convert
ABR Advances to Eurodollar Advances shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Advances affected hereby, if any, shall be converted automatically to ABR Advances on the last day of the then current Interest Period applicable thereto or on such earlier date if and as required by law, provided that, before making any such suspension or conversion, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and it is thereafter lawful (in the Lender's determination) for such Lender to make or maintain Eurodollar Advances, such Lender's commitment to make or maintain Eurodollar Advances shall be reinstated upon notice to either (a) the Agent and the Borrower by such Lender or (b) the Agent and such Lender by the Borrower.

         2.12. Increased Costs

               (a) In the event that any law, regulation, treaty or directive hereafter enacted, promulgated, approved or issued or any change in any presently existing law, regulation, treaty or directive therein or in the interpretation or application thereof (whether or not having the force of law) by any Governmental Authority charged with the administration thereof or compliance by any Lender (or any corporation directly or indirectly owning or controlling such Lender) with any request or directive from any Governmental
Authority:

               (i) does or shall subject any Lender to any Taxes of any kind whatsoever with respect to any Eurodollar Advances or its obligations under this Agreement to make Eurodollar Advances, or change the basis of taxation of payments to any Lender of principal, interest or any other amount payable hereunder in respect of its Eurodollar Advances, including any Taxes required to be withheld from any amounts payable under the Loan Documents (except for mposition of, or change in the rate of, Tax on the Overall Net Income of such Lender or its Applicable Lending Office for any of such Advances by the jurisdiction in which such Lender is incorporated or has its principal office or such Applicable Lending Office, including, in the case of Lenders incorporated in any State of the United States, such tax imposed by the United States); or

               (ii) does or shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender in respect of its Eurodollar Advances which is not otherwise included in the determination of a Eurodollar Rate; or

               (iii) otherwise increases the cost to any Lender of making, renewing, converting, continuing or maintaining its Eurodollar Advances or its commitment to make such Eurodollar Advances, or reduces any amount receivable hereunder in respect of its Eurodollar Advances, then, in any such case, the Borrower shall pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduction in such amount receivable which such Lender deems to be material as determined by such Lender; provided, however, that nothing in this Section shall require the Borrower to indemnify the Lenders with respect to withholding Taxes for which the Borrower has no obligation under Section 2.10, and provided further, that before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. No failure by any Lender to demand compensation for any increased cost during any Interest Period shall constitute a waiver of such Lender's right to demand such compensation at any time, provided, that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, treaty or directive described above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, treaty or directive. A statement setting forth the calculations of any additional amounts payable pursuant to the foregoing submitted by a Lender to the Borrower shall be conclusive absent manifest error.

               (b) In the event that any Lender shall determine (which determination shall, absent manifest error, be conclusive and binding upon all parties hereto), during any Eurodollar Interest Period during which a Eurodollar Advance of such Lender shall be outstanding, that such Lender shall be required to maintain reserves (i) (including, without limitation, marginal, emergency, supplemental and special reserves) as established by the Board of Governors of the Federal Reserve System or any other banking authority to which such Lender is subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board of Governors of the Federal Reserve System) of such Lender or (ii) in respect of any other category of liabilities, including deposits by reference to which the interest rate on such Eurodollar Advance is determined, or any category of extensions of credit or other assets, which includes loans by non-domestic offices of such Lender to United States Residents, then such Lender shall promptly notify the Borrower by telephone (confirmed thereafter by fax or other writing), specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonably sufficient detail the computation of such additional amounts), whereupon the Borrower shall pay to such Lender, on the applicable Interest Payment Dates with respect to the Eurodollar Advances of such Lender, such specified amounts as additional interest with respect to such Lender's Eurodollar Advances outstanding at such time or at any time thereafter (provided that, with respect to any subsequent Eurodollar Advances of such Lender, no further or additional claims need be made by such Lender to the Borrower with respect to such reserve requirements, provided further, however, that such Lender shall promptly notify the Borrower if such reserve requirements cease to exist). In connection with the foregoing, Eurodollar Advances shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

         2.13. Indemnification for Loss

               Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow, convert or continue an Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 2.7, as the case may be, or if the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted one or more offers therefor pursuant to Section 2.4, or if a Eurodollar Advance or a Competitive Bid Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if any repayment or prepayment of the principal amount of a Eurodollar Advance or a Competitive Bid Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender, any loss or expense suffered by such Lender as a result of such failure to borrow, convert or continue, termination, repayment or prepayment, including an amount, if greater than zero, equal to:

                     A x  (B-C) x  D
                                  ---
                                  360

where:


"A" equals such Lender's (i) Commitment Percentage of the Affected Principal Amount in the case of Eurodollar Advances or (ii) the Affected Principal Amount in the case of Competitive Bid Loans;

"B" equals the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Advances or the Bid Rate applicable to such Competitive Bid Loan;

"C" equals the applicable Eurodollar Rate or Proposed Bid Rate (in each case expressed as a decimal), as the case may be, in effect on or about the first day of the applicable Remaining Interest Period, based on the applicable rates offered or bid, as the case may be, on or about such date, for deposits (or, in the case of a Proposed Bid Rate, based on the rate such Lender would have quoted) in an amount equal approximately to such Lender's (i) Commitment Percentage of the Affected Principal Amount in the case of Eurodollar Advances or (ii) the Affected Principal Amount in the case of Competitive Bid Loans with an Interest Period equal approximately to the applicable Remaining Interest Period, as determined by such Lender;

"D" equals the number of days from and including the first day of the applicable Remaining Interest Period to but excluding the last day of such Remaining Interest Period;

and any other out-of-pocket loss or expense (including any internal processing charge customarily charged by such Lender) suffered by such Lender in connection with such Eurodollar Advance, including, without limitation, in liquidating or employing deposits acquired to fund or maintain the funding of its Commitment Percentage of the Affected Principal Amount, or redeploying funds prepaid or repaid, in amounts which correspond to its Commitment Percentage of the Affected Principal Amount. Each determination by the Agent or a Lender pursuant to this Section shall be conclusive and binding on the Borrower absent manifest error.

         2.14. Survival of Certain Obligations

               The obligations of the Borrower under Sections 2.9, 2.10, 2.11, 2.12, 2.13, 2.16, 11.5 and 11.11 shall survive the termination of the Aggregate Commitments, the payment of the Notes and all other amounts payable under the Loan Documents.

         2.15. Use of Proceeds

               The proceeds of the Loans shall be used solely for the Borrower's general corporate purposes not inconsistent with the provisions hereof, including, without limitation, the provisions set forth in Section 4.9.

         2.16. Capital Adequacy

               If the amount of capital required or expected to be maintained by any Lender or any Person directly or indirectly owning or controlling such Lender (each a "Control Person"), shall be affected by (i) the introduction or phasing in of any law, rule or regulation after the Effective Date, (ii) any change after the Effective Date in the interpretation of any existing law, rule or regulation by any Governmental Authority charged with the administration thereof, or (iii) compliance by such Lender or such Control Person with any directive, guideline or request from any Governmental Authority (whether or not having the force of law) promulgated or made after the Effective Date, and such Lender shall have reasonably determined that such introduction, phasing in, change or compliance shall have had or will thereafter have the effect of reducing (A) the rate of return on such Lender's or such Control Person's capital, or (B) the asset value to such Lender or such Control Person of the Loans made or maintained by such Lender, in either case to a level below that which such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such introduction, phasing in, change or compliance (after taking into account such Lender's or such Control Person's policies regarding capital adequacy) by an amount deemed by such Lender to be material to such Lender or Control Person, then, within ten days after demand by such Lender, the Borrower shall pay to such Lender or such Control Person such additional amount or amounts as shall be sufficient to compensate such Lender or such Control Person, as the case may be, for such reduction, provided, that no Lender shall be entitled to demand such compensation more than 120 days following the last day of the fiscal year of such Lender during which such capital requirement was applicable and in respect of which such Lender is seeking compensation; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application by such Governmental Authority of any law, rule, regulation, interpretation or phasing in described above if such demand is made within 120 days after the implementation of such retroactive law, rule, regulation,
interpretation or phasing in.   A statement as to such amounts submitted by a
Lender to the Borrower and the Agent shall constitute such demand and shall be conclusive absent manifest error.

         2.17. Lenders' Records

               Each Lender's records regarding the amount of each Loan, each payment by the Borrower of principal and interest on the Loans and other information relating to the Loans shall be presumptively correct absent manifest error.

         2.18. Substitution of Lender.

               In the event that the Borrower becomes obligated to pay additional amounts to any Lender pursuant to Sections 2.10, 2.12 or 2.16, the Borrower may, within 60 days of the demand by such Lender for such additional amounts, and subject to the consent of the Agent (which consent shall not be unreasonably withheld), designate an Eligible Assignee to purchase the Loans of such Lender and such Lender's rights hereunder, without recourse to or warranty by or expense to, such Lender, for a purchase price equal to the outstanding principal amount of such Lender's Loans plus any accrued but unpaid interest thereon and accrued but unpaid Facility Fees in respect of such Lender's Commitment and any other amounts payable to such Lender hereunder, and to assume all the obligations of such Lender hereunder, and, upon such purchase, such Lender shall no longer be a party hereto or have any rights hereunder (except those that survive full repayment hereunder) and shall be relieved from all obligations to the Borrower hereunder, and the Eligible Assignee shall succeed to the rights and obligations of such Lender hereunder. The Borrower shall execute and deliver to such Eligible Assignee a Revolving Credit Note (in an aggregate principal amount equal to the Commitment assumed by such Eligible Assignee) and a Competitive Bid Note. Notwithstanding anything herein to the contrary, in the event that a Lender is replaced pursuant to this Section 2.18, such Lender shall be entitled to receive the additional amounts to which it would be entitled pursuant to Sections 2.10, 2.12, 2.13 and 2.16 had it not been so replaced.


3.       FEES; PAYMENTS

         3.1. Facility Fee

              The Borrower agrees to pay to the Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, during the period from and including the Effective Date through but excluding the Maturity Date, a fee (the "Facility Fee") equal to the Applicable Facility Fee Percentage per annum of the average daily sum of the Aggregate Commitments, regardless of usage, during such period. The Facility Fee shall be payable
(i) quarterly in arrears on the last day of each March, June, September and December during such period, (ii) on the date of any reduction in the Aggregate Commitments (to the extent of such reduction) and (iii) on the Maturity Date. The Facility Fee shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.

         3.2. Agent's Fees

              The Borrower agrees to pay to the Agent, for its own account, such fees as have been agreed to in writing by the Borrower and the Agent.

         3.3. Pro Rata Treatment and Application of Principal Payments

              Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee shall be made by the Borrower to the Agent at its office set forth in Section 11.2 in funds immediately available to the Agent at such office by 12:00 Noon on the due date for such payment, and, promptly upon receipt thereof by the Agent, shall be remitted by the Agent in like funds as received, to the Lenders according to the Commitment Percentage of each Lender, in the case of the Facility Fee, pro rata according to the aggregate outstanding principal balance of the Revolving Credit Loans, in the case of principal and interest due thereon, and to the applicable Lender in the case of principal and interest due on a Competitive Bid Loan. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 12:00 Noon on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Loans. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, the due date thereof (except as otherwise provided in the definition of Interest Period) shall be extended to the next Business Day and (except with respect to payments in respect of the Facility Fee) interest shall be payable at the applicable rate specified herein during such extension.


4.       REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties to the Agent and each Lender:

         4.1. Subsidiaries; Capitalization

              The Borrower has only the Subsidiaries set forth on Schedule 4.1. The shares of each corporate Subsidiary are duly authorized, validly issued, fully paid and nonassessable and are owned free and clear of any Liens. The interest of the Borrower in each non-corporate Subsidiary is owned free and clear of any Liens.

         4.2. Existence and Power

              Each of the Borrower and its Subsidiaries is duly organized or formed and validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has all requisite power and authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted therein or the Property owned therein makes such qualification necessary, except where such failure to qualify could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.3. Authority

              The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents and to make the borrowings contemplated hereby and by the Notes, to execute, deliver and carry out the terms of the Notes and to incur the obligations provided for herein and therein, all of which have been duly authorized by all proper and necessary corporate or other applicable action and are in full compliance with its charter or by-laws or its other organization documents.

         4.4. Binding Agreement

              The Loan Documents (other than the Notes) constitute, and the Notes, when issued and delivered pursuant hereto for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         4.5. Litigation and Regulatory Proceedings

              Except as disclosed in any of the Borrower's Annual Report on Form 10K for the fiscal year ended December 31, 1994, the Borrower's Annual Report to Stockholders for the fiscal year ended December 31, 1994, the Borrower's Quarterly Report on From 10Q for the fiscal quarter ended March 31, 1995, the Borrower's Current Report on Form 8K dated February 1, 1995, or
Schedule 4.5, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, which (i) if adversely determined, could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, except that the commencement by the Borrower or any Governmental Authority of a rate proceeding or earnings review before such Governmental Authority shall not constitute such a pending or threatened action, suit or proceeding unless and until such Governmental Authority has made a final determination thereunder that could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, or
(iii) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by the Borrower or any of its Subsidiaries.

         4.6. Required Consents

              Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents, except the FERC Order and LPSC Order, each of which have been obtained prior to the Effective Date and are in full force and effect and not subject to any appeals period (except that with respect to each of the FERC Order and the LPSC Order, an appeal therefrom may be filed up to June 26, 1995, and June 19, 1995, respectively). The FERC Order expires December 31, 1996.

         4.7. No Conflicting Agreements, Compliance with Laws

              (a) Neither the Borrower nor any of its Subsidiaries is in default, (i) under any mortgage, indenture, contract or agreement to which it is a party or by which it or any of its Property is bound or (ii) with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, the effect of which default could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out of the terms of the Loan Documents will not constitute a default under, or require the mandatory repayment of, or result in the creation or imposition of, or obligation to create, any Lien upon any Property of the Borrower or any of its Subsidiaries pursuant to the terms of, any such mortgage, indenture, contract or agreement.

              (b) Each of the Borrower and its Subsidiaries (i) is complying in all material respects with all statutes, regulations, rules and orders applicable to the Borrower or such Subsidiary of all Governmental Authorities, including, without limitation, Environmental Laws and ERISA, a violation of which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect and (ii) has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested as permitted under Section 7.4) which would be material to the Borrower or any of its Subsidiaries, and no tax Liens have been filed with respect thereto.

         4.8. Governmental Regulations

              Neither the Borrower nor any of its Subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a "holding company", or an "affiliate" or "subsidiary company" of a "holding company", as those terms are defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         4.9. Federal Reserve Regulations; Use of Loan Proceeds

              Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.
No part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

         4.10. Plans

               The only Pension Plan in effect as of the Effective Date is The Central Lousiana Electric Company, Inc. Pension Plan. Each Employee Benefit Plan of the Borrower, its Subsidiaries and their respective ERISA Affiliates is in compliance with ERISA and the Code, where applicable, in all material respects. The Borrower, its Subsidiaries and/or any ERISA Affiliate has, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement with respect thereto, and none of the Borrower, its Subsidiaries or any of their respective ERISA Affiliates has incurred or expects to incur any withdrawal liability or other liability (including any joint and several liability) to the PBGC under ERISA. Neither the Borrower, any Subsidiary or any ERISA Affiliate is party to any Multiemployer Plan.

         4.11. Financial Statements

               The Borrower has heretofore delivered to the Agent and the Lenders copies of its Form 10-K for the fiscal year ending December 31, 1994, containing the audited Consolidated Balance Sheets of the Borrower and its Subsidiaries and the related Consolidated Statements of Operations, Stockholder's Equity and Cash Flows for the period then ended, and its Form 10-Q for the fiscal quarter ended March 31, 1995, containing the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries for such fiscal quarter, together with the related Consolidated Statements of Operations and Cash Flows for the fiscal quarter then ended (with the applicable related notes and schedules, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP and fairly present the Consolidated financial condition and results of the operations of the Borrower and its Subsidiaries as of the dates and for the periods indicated therein. Since December 31, 1994, the Borrower and each of its Subsidiaries has conducted its business only in the ordinary course and there has been no Material Adverse Change.

         4.12. Property

               Each of the Borrower and its Subsidiaries has good and marketable title to all of its Property, title to which is material to the Borrower or such Subsidiary, subject to no Liens, except Permitted Liens.

         4.13. Environmental Matters

               (a) To the best knowledge of the Borrower, the Borrower and each of its Subsidiaries is in compliance in all material respects with the requirements of all applicable Environmental Laws.

               (b) To the best knowledge of the Borrower, no Hazardous Substances have been generated or manufactured on, transported to or from, treated at, stored at or discharged from any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged into subsurface waters under any Real Property in violation of any Environmental Laws; no Hazardous Substances have been discharged from any Real Property on or into Property or waters (including subsurface waters) adjacent to any Real Property in violation of any Environmental Laws; and there are not now, nor ever have been, on any Real Property any underground or above ground storage tanks of the Borrower or any of its Subsidiaries regulated under any Environmental Laws; except for such of the foregoing actions, events or conditions, which, individually or collectively, could not reasonably be expected to have a Material Adverse Effect.

               (c) Except as described in Schedule 4.13, neither the Borrower nor any of its Subsidiaries (i) has received notice directly or otherwise learned indirectly (through a Corporate Officer) of any claim, demand, suit, action, proceeding, event, condition, report, directive, Lien, violation, non-compliance or investigation indicating or concerning any potential or actual material liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, government response costs, removal costs, remediation costs, natural resources damages, Property damages, personal injuries or penalties) arising in connection with: (x) any material non-compliance with or violation of the requirements of any applicable Environmental Laws, or (y) the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment which individually or collectively could reasonably be expected to have a Material Adverse Effect or (ii) has any overtly threatened or actual liability in connection with the presence of any Hazardous Substance on any Real Property (or any Real Property previously owned by the Borrower or any of its Subsidiaries) or the release or threatened release of any Hazardous Substance into the environment.


5.       CONDITIONS TO FIRST LOANS

         In addition to the conditions precedent set forth in Section 6, the obligation of each Lender to make its first Revolving Credit Loan or any Lender to make the first Competitive Bid Loan shall be subject to the fulfillment of the following conditions precedent:

         5.1. Evidence of Action

              The Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent) taken by it to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its charter and by-laws, (iii) setting forth the incumbency of its officer or officers who may sign the Loan Documents, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its incorporation.

         5.2. Loan Documents

              The Agent shall have received (i) counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof) and
(ii) for each Lender, a Revolving Credit Note and a Competitive Bid Note, duly executed by an Authorized Signatory of the Borrower.

         5.3. Existing Indebtedness

              Prior to or simultaneously with the making of the first Loans, the Borrower shall have fully repaid all Existing Indebtedness and the RUS Indebtedness, the Existing Credit Agreement and all documents evidencing the RUS Indebtedness shall have been cancelled or terminated, all Liens, if any, securing the Existing Credit Agreement or the RUS Indebtedness shall have been terminated, and the Agent shall have received satisfactory evidence of each of the foregoing.

         5.4. Approvals

              The Agent shall have received a certificate of an Authorized Signatory of the Borrower, dated the first Borrowing Date, to the effect that all approvals and consents of all Persons required to be obtained in connection with the consummation of the transactions contemplated by the Loan Documents have been duly obtained and are in full force and effect, and that all required notices have been given and all required waiting periods have expired, attaching thereto true and complete copies of all such required governmental and regulatory authorizations and approvals, including, without limitation, approval of the FERC and the LPSC.

         5.5. Certain Agreements

              The Agent shall have received true and complete copies of the CLECO Mortgage and the Employee Stock Ownership Plan, together with all amendments or other modifications thereto.

         5.6. Opinion of Counsel to the Borrower

              The Agent shall have received an opinion of Gordon, Arata, McCollam & Duplantis, L.L.P., counsel to the Borrower, addressed to the Agent, the Lenders and Special Counsel, and dated the first Borrowing Date, substantially in the form of Exhibit K, and covering such additional matters as the Required Lenders may reasonably request. It is understood that such opinion is being delivered to the Agent and the Lenders upon the direction of the Borrower and that the Agent and the Lenders may and will rely upon such opinion. As to matters of New York law and laws of jurisdictions other than the State of Louisiana or the United States, such counsel to the Borrower may rely upon the opinion of counsel satisfactory to the Borrower and the Agent.

         5.7. Opinion of Special Counsel

              The Agent shall have received an opinion of Special Counsel, addressed to the Agent and the Lenders, dated the first Borrowing Date, substantially in the form of Exhibit L.

         5.8. Fees

              All fees payable to the Agent on the first Borrowing Date, and the fees and expenses of Special Counsel incurred and recorded to date in connection with the preparation, negotiation and closing of the Loan Documents, shall have been paid.

6.       CONDITIONS OF LENDING - ALL LOANS

         The obligation of each Lender to make any Loan (which shall not include a continuation or conversion of a Loan pursuant to and in accordance with Section 2.7) is subject to the satisfaction of the following conditions precedent as of the date of such Loan:

         6.1. Compliance

              On each Borrowing Date and after giving effect to the Loans to be made thereon, (i) the Borrower shall be in compliance with all of the terms, covenants and conditions of each Loan Document, (ii) there shall exist no

Default or Event of Default, (iii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date and
(iv) the aggregate outstanding principal balance of the Loans will not exceed the Aggregate Commitments. Each borrowing by the Borrower shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

         6.2. Borrowing Request; Competitive Bid Request

              In the case of the borrowing of Revolving Credit Loans, the Agent shall have received a Borrowing Request, and in the case of a borrowing of a Competitive Bid Loan, the Agent shall have received a Competitive Bid Request and such other documents required pursuant to Section 2.4, in each case duly executed by an Authorized Signatory of the Borrower.

         6.3. Other Documents

              The Agent shall have received such other documents as the Agent or the Lenders shall reasonably request.


7.       AFFIRMATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall:

         7.1. Financial Statements

              Maintain a standard system of accounting in accordance with GAAP, and furnish or cause to be furnished to the Agent and each Lender:

              (a) As soon as available, but in any event within 120 days after the end of each fiscal year, a copy of Borrower's Annual Report on Form 10-K in respect of such fiscal year required to be filed by the Borrower with the SEC, together with the financial statements attached thereto.

              (b) As soon as available, but in any event within 60 days after the end of each fiscal quarter, a copy of the Borrower's Quarterly Report on Form 10-Q in respect of such fiscal quarter required to be filed by the Borrower with the SEC, together with the financial statements attached thereto.

              (c) Within 60 days after the end of each of the first three fiscal quarters (120 days after the end of the last fiscal quarter), a certificate of the chief financial officer of the Borrower (or such other officer as shall be acceptable to the Agent) as to the Borrower's compliance, as of such fiscal quarter ending date, with Section 7.11, and as to the occurrence or continuance of no Default or Event of Default as of such fiscal quarter ending date and the date of such certificate.

              (d) Such other information as the Agent or any Lender may reasonably request from time to time.

         7.2. Certificates; Other Information

              Furnish to the Agent and each Lender:

              (a) Prompt written notice if: (i) there shall occur and be continuing a Default or an Event of Default or (ii) a Material Adverse Change shall have occurred;

              (b) Prompt written notice of: (i) any material citation, summons, subpoena, order to show cause or other document naming the Borrower or any of its Subsidiaries a party to any proceeding before any Governmental Authority, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other document or (ii) any lapse or other termination of, or refusal to renew or extend, any material Intellectual Property, license, permit, franchise or other authorization issued to the Borrower or any of its Subsidiaries by any Person or Governmental Authority, and any of the foregoing set forth in this subsection (b) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or call into question the validity or enforceability of any of the Loan Documents;

              (c) Promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower or any of its Subsidiaries may be required to file with or deliver to any securities exchange or the SEC, or any other Governmental Authority succeeding to the functions thereof, (ii) material news releases and annual reports relating to the Borrower or any of its Subsidiaries and (iii) upon the written request of the Agent, reports that the Borrower or any of its Subsidiaries sends to or files with the FERC or the LPSC;

              (d) Prompt written notice of any order, notice, claim or proceeding received by, or brought against, the Borrower or any of its Subsidiaries, or with respect to any of the Real Property, under any Environmental Law, that could reasonably be expected to have a Material Adverse Effect;

              (e) Prompt written notice of any change by either Moody's or S&P in the rating on the Borrower's first mortgage bonds; and

              (f) Such other information as the Agent or any Lender shall reasonably request from time to time.

         7.3. Legal Existence

              Maintain its legal existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect, and cause each of its Subsidiaries to maintain its legal existence in good standing in each jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

         7.4. Taxes

              Pay and discharge when due, and cause each of its Subsidiaries so to do, all Taxes, assessments and governmental charges, license fees and levies upon, or with respect to the Borrower or such Subsidiary and all Taxes upon the income, profits and Property of the Borrower and its Subsidiaries, which if unpaid, could individually or collectively reasonably be expected to have a Material Adverse Effect or become a Lien on the Property of the Borrower or such Subsidiary (other than a Lien described in Section 8.1(a)), unless and to the extent only that such Taxes, assessments, charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.5. Insurance

              Maintain, and cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Agent, upon written request of any Lender, full information as to the insurance carried.

         7.6. Payment of Indebtedness and Performance of Obligations

              Pay and discharge when due, and cause each of its Subsidiaries to pay and discharge, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could individually or collectively reasonably be expected to (i) have a Material Adverse Effect, or
(ii) become a Lien upon Property of the Borrower or any of its Subsidiaries other than a Permitted Lien, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Agent prompt notice of any such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.7. Condition of Property

              At all times, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted), and cause each of its Subsidiaries so to do, all Property necessary to the operation of the Borrower's or such Subsidiary's material businesses.

         7.8. Observance of Legal Requirements

              Observe and comply in all respects, and cause each of its Subsidiaries so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it, including, without limitation, ERISA and all Environmental Laws, a violation of which could individually or collectively reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by it, provided that the Borrower shall give the Agent prompt notice of such contest and that such reserve or other appropriate provision as shall be required by the Accountants in accordance with GAAP shall have been made therefor.

         7.9. Inspection of Property; Books and Records; Discussions

              Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities and permit representatives of the Agent and any Lender to visit its offices, to inspect any of its Property and examine and make copies or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, prospects, licenses, Property and financial condition of the Borrower and its Subsidiaries with the officers thereof and the Accountants; provided that, so long as no Default or Event of Default exists, none of the Agent, its agents and representatives nor the Lenders shall be entitled to examine or make copies or abstracts of, or otherwise obtain information with respect to, the Borrower's records relating to pending or threatened litigation if any such disclosure by the Borrower could reasonably be expected (i) to give rise to a waiver of any attorney/client privilege of the Borrower or any of its Subsidiaries relating to such information or (ii) to be otherwise materially disadvantageous to the Borrower or any of its Subsidiaries in the defense of such litigation.

         7.10. Licenses, Intellectual Property

               Obtain or maintain, as applicable, and cause each of its Subsidiaries to obtain or maintain, as applicable, in full force and effect, all licenses, franchises, Intellectual Property, permits, authorizations and other rights as are necessary for the conduct of its business and the failure of which to obtain or maintain could individually or collectively, reasonably be expected to have a Material Adverse Effect.

         7.11. Capitalization

               Maintain, as of the last day of each fiscal quarter, Common Equity equal to at least 30% of Total Capitalization.

8.       NEGATIVE COVENANTS

         The Borrower agrees that, so long as this Agreement is in effect, any Loan remains outstanding and unpaid, or any other amount is owing under any Loan Document to any Lender or the Agent, the Borrower shall not, directly or indirectly:

         8.1. Liens

              Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, or permit any of its Subsidiaries so to do, except

              (a) Liens for Taxes, assessments or similar charges incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.4, provided that enforcement of such Liens is stayed pending such contest;

              (b) Liens (i) in connection with workers' compensation, unemployment insurance or other social security obligations (but not ERISA),
(ii) in connection with deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, (iii) in connection with zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar restrictions affecting real Property which do not adversely affect the value of such real Property or the financial condition of the Borrower or such Subsidiary or impair its use for the operation of the business of the Borrower or such Subsidiary, (iv) Liens arising by operation of law such as mechanics', materialmen's, carriers', warehousemen's liens incurred in the ordinary course of business which are not delinquent or which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest and (v) Liens arising out of judgments or decrees which are being contested in accordance with Section 7.6, provided that enforcement of such Liens is stayed pending such contest;

              (c) Liens now existing or hereafter arising in favor of the Agent or the Lenders under the Loan Documents;

              (d) purchase money Liens on Property of the Borrower or any of its Subsidiaries acquired after the date hereof to secure Indebtedness of the Borrower incurred in connection with the acquisition of such Property, provided that each such Lien is limited to such Property so acquired;

              (e) Liens on Property of the Borrower and its Subsidiaries existing on the Effective Date as set forth on Schedule 8.1 as renewed from time to time, but not any increases in the amounts secured thereby or the Property subjected to such Lien thereon (except under the CLECO Mortgage) ;

              (f) Liens existing on Property of the Borrower or any of its Subsidiaries acquired after the Effective Date provided that such Liens are at all times thereafter limited to the Property so acquired and were not created in contemplation of such acquisition;

              (g) the Lien evidenced by the CLECO Mortgage; provided, however, that such Lien shall not extend to or over any Property of a character not subject on the date hereof to the Lien granted under the CLECO Mortgage;

              (h) "permitted liens" as defined under Section 1.04 of the CLECO Mortgage, as in effect on the date hereof, other than "funded liens" described in clause (ix) of said Section 1.4;

              (i) Liens created to secure Indebtedness representing, or incurred to finance, the cost of Property acquired, constructed or improved by the Borrower in the ordinary course of business after the date hereof and not subject to (i) the Lien referred to in clause (g) above or (ii) Liens existing on such Property at the time of acquisition thereof;

              (j) Liens existing on property of any Person at the time that such Person becomes a Subsidiary of the Borrower provided that such Liens were not created to secure the acquisition of such Person;

              (k) Liens to secure Indebtedness of any Subsidiary of the Borrower to the Borrower or to any of its other Subsidiaries;

              (l) Liens on Property (including any natural gas, oil or other mineral Property) to secure all or a part of the cost of exploration, drilling or development thereof or to secure Indebtedness incurred to provide funds for any such purpose;

              (m) Liens and security interests created, incurred or assumed in connection with the purchase, lease, financing or refinancing of pollution control facilities (and which Liens and security interest are limited to such pollution control facilities);

              (n) Liens created to secure sales or factoring of accounts receivable and other receivables; and

              (o) Liens created for the sole purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any lien, mortgage or security interest referred to in the foregoing clauses (a) through (n); provided, however, that the principal amount ofIndebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property or indebtedness that secured the lien or mortgage so extended, renewed or replaced (and any improvements on such property).

         8.2. Merger, Consolidation, Purchase or Sale of Assets, Etc.

              Consolidate with, be acquired by, or merge into or with any Person, or convey, sell, lease or otherwise dispose of all or any part of its Property, or enter into any sale-leaseback transaction, or purchase or otherwise acquire (in one or a series of related transactions) any part of the Property (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, including acquisitions of the Stock of any Person, or permit any of its Subsidiaries so to do, except:

              (a) Sales or other dispositions of inventory in the ordinary course of business;

              (b)  Sales of accounts receivables and other receivables;

              (c) Asset Sales, provided that (i) no Default or Event of Default shall exist immediately before or after giving effect thereto and (ii) the amount of such Asset Sale, when added to the total amount of all Asset Sales made by the Borrower during the immediately preceding twelve month period, shall not exceed 10% or more of Total Assets as of the first day of such twelve month period;

              (d) any Subsidiary of the Borrower may merge or consolidate with or into, or acquire control of, or acquire all or substantially all of the assets of (i) any Person, provided that the total consideration to be paid to or for the account of the seller or acquired Person in connection therewith, when added to the total consideration paid by the Borrower or any Subsidiary in connection with all other mergers, consolidations and acquisitions, and all loans, advances and other arrangements permitted under Section 8.3, during the period from the Effective Date through the Maturity Date, shall not exceed the greater of (1) $110,000,000 or (2) 10% of Total Assets as of the most recently completed fiscal quarter or (ii) any other Subsidiary of the Borrower, and

              (e)  mergers, consolidations or acquisitions of or by the

Borrower with, into or of another Person as to which the following conditions have been satisfied:

                   (i) immediately before or after giving effect thereto, no Default or Event of Default shall exist,

                   (ii) immediately before or after giving effect thereto, all of the representations and warranties shall be true and correct except as the context thereof otherwise requires and except for those representations and warranties which by their terms or by necessary implication are expressly limited to a state of facts existing at a time prior to such merger, consolidation or acquisition, and except such matters relating thereto as are identified in a writing to the Agent and the Lenders and are satisfactory to the Agent and the Lenders,

                   (iii) the Borrower shall be the surviving corporation thereof or such surviving corporation shall be incorporated in a State of the United States with substantially all of its assets and business located and conducted in the United States and shall have expressly assumed the obligations of the Borrower under the Loan Documents pursuant to a writing in form and substance satisfactory to the Agent,

                   (iv) the total consideration to be paid by the Borrower to or for the account of the seller or acquired Person in connection therewith, when added to the total consideration paid by the Borrower and its Subsidiaries to or for the account of the seller or acquired Person in connection with all mergers, consolidations and acquisitions, and all loans, advances and other arrangements permitted under Section 8.3, during the period from the Effective Date through the Maturity Date, shall not exceed the greater of (1) $110,000,000 or (2) 10% of Total Assets as of the most recently completed fiscal quarter, and

                   (v) the Agent and the Lenders shall have received a certificate signed by an Authorized Signatory of the Borrower identifying the Person to be merged with or into, consolidated with, or acquired by, the Borrower, and certifying as to each of the matters set forth in clauses (e)(i) through (iv) above.

         8.3. Loans, Advances, Etc.

              At any time, make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, any Person, or permit any of its Subsidiaries so to do, other than loans, advances or arrangements the total amount of which, when added to the total consideration paid by the Borrower and its Subsidiaries in connection with all mergers, consolidations and acquisitions of or by the Borrower and its Subsidiaries during the period from the Effective Date through the Maturity Date, shall not exceed the greater of (i) $110,000,000 or (ii) 10% of Total Assets as of the most recently completed fiscal quarter.

         8.4. Amendments, etc. of Certain Agreements

              Enter into or agree to any amendment, modification or waiver of any term or condition of the CLECO Mortgage or the Employee Stock Ownership Plan, which amendment, modification or waiver could, in the reasonable opinion of the Agent, adversely affect the interests of the Lenders under the Loan Documents.

9.       DEFAULT

         9.1. Events of Default

              The following shall each constitute an "Event of Default" hereunder:

              (a) The failure of the Borrower to pay any installment of principal or interest on any Note, or any other fees or expenses payable under any Loan Document, on the date when due and payable; or

              (b) The use of the proceeds of any Loan in a manner inconsistent with or in violation of Section 2.15; or

              (c) The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 7.3, 7.11 or Section 8; or

              (d) The failure of the Borrower to observe or perform any other term, covenant, or agreement contained in any Loan Document and such failure or event shall have continued unremedied for a period of 30 days after the Borrower shall have obtained knowledge thereof; or

              (e) Any representation or warranty made in any Loan Document or deemed made by the Borrower pursuant to Section 6.1 or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

              (f) Any obligation of the Borrower (other than its obligations under the Notes) or any of its Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or operating leases in excess of $10,000,000 in the aggregate (i) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (ii) shall not be paid when due or within any grace period (as such grace period may be extended from time to time pursuant to and in accordance with the documentation evidencing such obligation) for the payment thereof, or (iii) any holder of any such obligation shall have the right to declare such obligation due and payable prior to the expressed maturity thereof; or

              (g) The Borrower or any of its Subsidiaries shall (i) suspend or discontinue its business, (ii) make an assignment for the benefit of creditors, (iii) generally not pay its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy, (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its Property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower or such Subsidiary; or

              (h) An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court having jurisdiction (i) adjudging the Borrower or any of its Subsidiaries bankrupt or insolvent, (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of the Borrower or any of its Subsidiaries under the United States bankruptcy laws or any other applicable Federal or state law, (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any of its Subsidiaries or of any substantial part of the Property thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any of its Subsidiaries, and any such decree or order continues unstayed and in effect for a period of 45 days; or

              (i) Judgments or decrees against the Borrower or any of its Subsidiaries aggregating in excess of $10,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of at least 30 days; or

              (j) Any Loan Document shall cease, for any reason, to be in full force and effect or the Borrower shall so assert in writing or shall disavow any of its obligations thereunder; or

              (k) (i) any Termination Event shall occur; (ii) any Accumulated Funding Deficiency, whether waived, shall exist with respect to any Pension Plan; (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any of its Subsidiaries or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan under Title IV of ERISA; or (v) any other event or condition shall occur or exist with respect to an Employee Benefit Plan; provided that the occurrence of any of the foregoing actions or events set forth in clauses (i) through (v), individually or collectively, could reasonably be expected to have a Material Adverse Effect; or

              (l) Any authorization or approval or other action by any Governmental Authority required for the execution, delivery or performance of this Agreement or the Notes shall be terminated, revoked or rescinded or shall otherwise no longer be in full force and effect.

         Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (g) or (h) above, the Aggregate Commitments shall immediately and automatically terminate and the Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable and the Agent may, and, upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided in the Loan Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice to the Borrower, declare the Aggregate Commitments to be terminated forthwith, whereupon the Aggregate Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Agent may, and upon the direction of the Required Lenders shall, by notice of default to the Borrower, declare the Loans, all accrued and unpaid interest thereon, and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and the Agent may, and upon the direction of the Required Lenders shall, exercise any and all remedies and other rights provided pursuant to the Loan Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

         In the event that the Aggregate Commitments shall have been terminated or the Notes shall have been declared due and payable pursuant to the provisions of this Section, any funds received by the Agent and the Lenders from or on behalf of the Borrower shall be applied by the Agent and the Lenders in liquidation of the Loans and the obligations of the Borrower under the Loan Documents in the following manner and order: (i) first, to the payment of interest on, and then the principal portion of, any Loans which the Agent may have advanced on behalf of any Lender for which the Agent has not then been reimbursed by such Lender or the Borrower; (ii) second, to the payment of any fees or expenses due the Agent from the Borrower hereunder, (iii) third, to reimburse the Agent and the Lenders for any expenses (to the extent not paid pursuant to clause (ii) above) due from the Borrower pursuant to the provisions of Section 11.5; (iv) fourth, to the payment of accrued Facility Fees and all other fees, expenses and amounts due under the Loan Documents (other than principal and interest on the Notes); (v) fifth, to the payment of interest due on the Notes; (vi) sixth, to the payment of principal outstanding on the Notes, pro rata according to each Lender's aggregate outstanding Loans; and (vii) seventh, to the payment of any other amounts owing to the Agent and the Lenders under any Loan Document.


10.      THE AGENT

         10.1. Appointment

               Each Lender hereby irrevocably designates and appoints BNY as the Agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes BNY, as the Agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Loan Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Agent.

         10.2. Delegation of Duties

               The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

         10.3. Exculpatory Provisions

               Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Loan
Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents, or to inspect the properties, books or records of the Borrower. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.

         10.4. Reliance by Agent

               The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may treat each Lender, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Lender in its Loans and in its Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request or direction of the Required Lenders, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         10.5. Notice of Default

               The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from a Lender or the Borrower. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders and the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required
Lenders, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

         10.6. Non-Reliance on Agent and Other Lenders

               Each Lender expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Loan Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7. Indemnification

               Each Lender agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to the outstanding principal balance of the Revolving Credit Loans (or at any time when no Revolving Credit Loans are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Lenders (through the Agent) by the Borrower pursuant to the terms of the Loan Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross negligence or willful misconduct of the Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 11.5, to the extent that the Agent has not been paid such fees or has not be reimbursed for such costs and expenses by the Borrower. The failure of any Lender to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be by the Lenders to the Agent as provided in this Section shall not relieve any other Lender of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Lender shall be responsible for the failure of other Lender to reimburse the Agent for such other Lender's pro rata share of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Loan Documents.

         10.8. Agent in Its Individual Capacity

               BNY and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, the Borrower as though BNY were not Agent hereunder. With respect to the Commitment made or renewed by BNY and the Notes issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall in each case include BNY.

         10.9. Successor Agent

               If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Lenders a written notice of its resignation as Agent under the Loan Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Loan Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and accepted such appointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which successor Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Loan Documents shall be terminated. The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents. If at any time there shall not be a duly appointed and acting Agent, the Borrower agrees to make each payment due under the Loan Documents directly to the Lenders entitled thereto during such time.


11.      OTHER PROVISIONS

         11.1. Amendments and Waivers

               With the prior written consent of the Required Lenders, the Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the prior written consent of the Required Lenders, the Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences; provided, however, that:

              (a) no such amendment, supplement, modification, waiver or consent shall, without the prior written consent of all of the Lenders, (i) change the Commitment of any Lender or the Aggregate Commitments (other than as a result of a reduction of the Aggregate Commitments in accordance with Section
2.5 or the termination or expiration of this Agreement; (ii) extend the Maturity Date; (iii) decrease the rate or extend the time of payment of interest on, or change or forgive the principal amount of, or change the pro rata allocation of payments under, any Note; (iv) change the provisions of Sections 3.3, 5, 6, 11.1 or 11.7(a); (v) decrease the Facility Fee; or (vi) change the definition of Required Lenders; and

              (b) without the written consent of BNY, no such amendment, supplement, modification or waiver shall amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Loan Documents.

               Any such amendment, supplement, modification or waiver shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the parties to the applicable Loan Document, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. The Loan Documents may not be amended orally or by any course of conduct.

         11.2. Notices

               All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by fax, when sent, addressed as follows in the case of the Borrower or the Agent, at the Domestic Lending Office, in the case of each Lender, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto or any future holders of the Notes:

               The Borrower:

               Central Louisiana Electric Company, Inc.
               2030 Donahue Ferry Road
               Pineville, LA 71361-5000
               Attention: Todd J. Marye
                          Director of Financing and
                          Cash Management
               Telephone:     (318) 484-7541
               Fax:           (318) 484-7697

               The Agent:

               The Bank of New York
               One Wall Street
               Agency Function Administration
               18th Floor
               New York, New York 10286
               Attention:  Patricia Clancy
               Telephone:     (212) 635-4696
               Fax:           (212) 635-6365/6/7

               with a copy to:

               The Bank of New York
               Energy Industries Division
               One Wall Street
               19th Floor
               New York, New York 10286
               Attention: Dennis M. Pidherny,
                          Vice President
               Telephone:    (212) 635-7547
               Fax:          (212) 635-7923/4,

except that any notice, request or demand by the Borrower to or upon the Agent or the Lenders pursuant to Sections 2.3, 2.4 or 2.5 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

         11.3. No Waiver; Cumulative Remedies

               No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         11.4. Survival of Representations and Warranties

               All representations and warranties made under the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

         11.5. Payment of Expenses and Taxes

               The Borrower agrees, promptly upon presentation of a statement or invoice therefor, and whether any Loan is made (i) to pay or reimburse the Agent for all its out-of-pocket costs and expenses reasonably incurred in connection with the development, preparation and execution of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent and the Lenders for all of their respective costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Borrower under any of the Loan Documents and (B) the enforcement of this Section, (iii) to pay, indemnify, and hold each Lender and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (iv) to pay, indemnify and hold each Lender and the Agent and each of their respective officers, directors and employees harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Loan Documents, the use of the proceeds of the Loans and the enforcement and performance of the provisions of any subordination agreement in favor of the Agent and the Lenders (all the foregoing, collectively, the "indemnified liabilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted or not prohibited under applicable law; provided, however, that the Borrower shall have no obligation hereunder to pay indemnified liabilities to the Agent or any Lender arising from the finally adjudicated gross negligence or willful misconduct of the Agent or such Lender or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Aggregate Commitments and the payment of all amounts payable under the Loan Documents.

         11.6. Lending Offices

               Each Lender shall have the right at any time and from time to time to transfer its Loans to a different office, provided that such Lender shall promptly notify the Agent and the Borrower of any such change of office. Such office shall thereupon become such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, provided, however, that no such Lender shall be entitled to receive any greater amount under Sections 2.9,
2.11 and 2.12 as a result of a transfer of any such Loans to a different office of such Lender than it would be entitled to immediately prior thereto unless such claim would have arisen even if such transfer had not occurred.

         11.7. Assignments and Participations

               (a) The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign, delegate or transfer any of its rights or obligations under the Loan Documents without the prior written consent of the Agent and each Lender.

               (b) Each Lender shall have the right at any time, with the prior written consent of the Borrower and the Agent (which consents shall not be unreasonably withheld or delayed and, with respect to the Borrower, shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Lender's rights under the Loan Documents to any Eligible Assignee, provided that there shall be paid to the Agent by the assigning Lender a fee (the "Assignment Fee") of $3,000. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents. The Borrower agrees upon written request of the Agent and at the Borrower's expense to execute and deliver (i) to such assignee, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the Loans assigned to, and Commitment assumed by, such assignee and (2) to such assignor Lender, Notes, dated the effective date of such Assignment and Acceptance Agreement, in an aggregate principal amount equal to the balance of such assignor Lender's Loans and Commitment. Upon any such sale, assignment or other transfer, the Commitments and the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent.

               (c) Each Lender may grant participations in all or any part of its Loans, its Notes and its Commitment to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that
(i) such Lender's obligations under the Loan Documents shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) no sub-participations shall be permitted and (v) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce the principal of, or interest on the Notes or any fees or other amounts payable hereunder or (C) postpone any date fixed for the payment of principal of, or interest on the Notes or any fees or other amounts payable hereunder. The Borrower acknowledges and agrees that any such participant shall for purposes of Sections 2.9, 2.11, 2.12 and 2.15 be deemed to be a "Lender"; provided, however, the Borrower shall not, at any time, be obligated to pay any participant in any interest of any Lender hereunder any sum in excess of the sum which the Borrower would have been obligated to pay to such Lender in respect of such interest had such Lender not sold such participation.

               (d) If any (i) assignment is made pursuant to subsection (b) above or (ii) any participation is granted pursuant to subsection (c) above, shall be made to any Person that is not a U.S. Person, such Person shall furnish such certificates, documents or other evidence to the Borrower and the Agent, in the case of clause (i) and to the Borrower and the Lender which sold such participation in the case of clause (ii), as shall be required by Section 2.10(c).

               (e) No Lender shall, as between and among the Borrower, the Agent and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any sale, assignment, transfer or negotiation of, or granting of participations in, all or any part of its Loans, its Commitment or its Notes, except that a Lender shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of all or any part of its Loans, its Commitment or its Notes pursuant to subsection (b) above.

               (f) Notwithstanding anything to the contrary contained in this Section, any Lender may at any time or from time to time assign all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

         11.8. Counterparts

               Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Loan Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Loan Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Loan Documents signed by all the parties thereto shall be deposited with each of the Borrower and the Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

         11.9. Adjustments; Set-off

               (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or any part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (h) or (i), or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans, or interest thereon (other than payments of principal or interest in respect of Competitive Bid Loans when no Default or Event of Default exists), such Benefited Lender shall purchase for cash from each of the other Lenders such portion of each such other Lender's Loans, and shall provide each of such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such

Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Lender were the direct holder of such portion.

               (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence of an Event of Default and the acceleration of the obligations owing in connection with the Loan Documents, or at any time upon the occurrence and during the continuance of an Event of Default, under Section 9.1(a), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower to such Lender, any amount owing from such Lender to the Borrower, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10. Construction

                The Borrower represents that it has been represented by counsel in connection with the Loan Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

         11.11. Indemnity

                The Borrower agrees to indemnify and hold harmless the Agent and each Lender and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, damage or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by the Borrower in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any or all borrowings made by the Borrower which are alleged to be in violation of Section 2.15, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto; or (iv) any acquisition or proposed acquisition by the Borrower of all or a portion of the Stock, or all or a portion of the assets, of any Person whether such Indemnified Person is a party thereto. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person under the Loan Documents or at common law or otherwise, and shall survive any termination of the Loan Documents, the expiration of the Aggregate Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

         11.12. Governing Law

                The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

         11.13. Headings Descriptive

                Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

         11.14. Severability

                Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

         11.15. Integration

                All exhibits to a Loan Document shall be deemed to be a part thereof. Except for agreements between the Agent and the Borrower with respect to certain fees, the Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders with respect to the subject matter thereof and supersede all prior agreements and understandings among the Borrower , the Agent and the Lenders with respect to the subject matter thereof.


         11.16. Consent to Jurisdiction

                The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

         11.17. Service of Process

                The Borrower hereby further irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier service, to the address of the Borrower set forth in Section 11.2. The Borrower hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

         11.18. No Limitation on Service or Suit

                Nothing in the Loan Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Lender to serve process in any manner permitted by law or limit the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions in which the Borrower may be served.

         11.19. WAIVER OF TRIAL BY JURY

                THE AGENT, THE LENDERS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE AGENT, OR THE LENDERS, OR COUNSEL TO THE AGENT OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                               CENTRAL LOUISIANA ELECTRIC
                                  COMPANY, INC.



                               By:    /s/  David M. Eppler
                               Name:  David M. Eppler
                               Title: Vice President Finance


                               THE BANK OF NEW YORK,
                                  Individually and as Agent



                               By:    /s/  Dennis Pidherny
                               Name:  Dennis Pidherny
                               Title: Vice President


                               THE FIRST NATIONAL BANK OF
                                  CHICAGO



                               By:    /s/  T. Thomas Cheng
                               Name:  T. Thomas Cheng
                               Title: Vice President


                               MELLON BANK, N.A.



                               By:    /s/  Scott Hennesse
                               Name:  Scott Hennesse
                               Title: Assistant Vice President

                               WACHOVIA BANK OF GEORGIA



                               By:    /s/ Douglas L. Williams
                               Name:  Douglas L. Williams
                               Title: Senior Vice President -
                                      Group Executive


                               HIBERNIA NATIONAL BANK



                               By:    /s/  Justin J. DeKeyzer
                               Name:  Justin J. DeKeyzer
                               Title: Vice President


                               RAPIDES BANK AND TRUST COMPANY
                                  IN ALEXANDRIA



                               By:    /s/  R. Blake Chatelain
                               Name:  R. Blake Chatelain
                               Title: Senior Vice President


                               WHITNEY NATIONAL BANK



                               By:    /s/  John J. Zollinger, IV
                               Name:  John J. Zollinger, IV
                               Title: Banking Officer

                          CLECO EXHIBIT A

                        LIST OF COMMITMENTS



                           Revolving
                           Credit                  Commitment
Lender                     Commitment              Percentage
-------                    -----------             ----------
The Bank of                $27,500,000             27.5%
 New York

The First National         $22,500,000             22.5%
  Bank of Chicago

Mellon Bank, N.A.          $ 17,500,000            17.5%

Wachovia Bank of           $ 10,000,000            10.0%
  Georgia

Hibernia National Bank     $  7,500,000             7.5%

Rapides Bank and Trust     $  7,500,000             7.5%
  Company in Alexandria

Whitney National Bank      $  7,500,000             7.5%
                           ------------            ------

TOTAL                      $100,000,000             100%
                           ============            ======

                              CLECO EXHIBIT B-1

                       FORM OF REVOLVING CREDIT NOTE


  $________                                   ______ __, 1995
                                              New York, New York

      FOR VALUE RECEIVED, on the Maturity Date, CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a Louisiana corporation (the "Borrower"), hereby promises to pay to the order of ________________ (the "Lender"), at the office of THE BANK OF NEW YORK, as Agent (the "Agent"), located at One Wall Street, New York, New York or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the principal sum of $_____, or such lesser unpaid principal balance as shall be outstanding hereunder, together with interest from the date hereof, on the unpaid principal balance hereof, payable at the rate or rates and at the time or times provided for in the Revolving Credit Agreement, dated as of June 15, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined. In no event shall interest payable hereon exceed the Highest Lawful Rate.

      This Note is one of the Revolving Credit Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement. The principal of this Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

      The (i) date and amount of each Revolving Credit Loan made by the Lender,
(ii) its character as an ABR Advance or a Eurodollar Advance, (iii) the Eurodollar Rate and Eurodollar Interest Period applicable to any Eurodollar Advances, and (iv) each payment and prepayment of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be indorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing hereunder.

      Presentment for payment, demand, protest, notice of protest and notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

      This Note is being delivered in, is intended to be performed in, and shall be construed and interpreted in accordance with and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

      This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.


                               CENTRAL LOUISIANA ELECTRIC
                                 COMPANY, INC.


                               By: _________________________
                               Name: _______________________
                               Title: ______________________

                                 SCHEDULE TO

                            REVOLVING CREDIT NOTE


                                                Interest
                                                Rate on
                                                Eurodollar
                                                Advances
       Type of                       Amount of  (without    Interest
       Advance (ABR                  principal  regard to   Period (if
       or Eurodollar   Amount of     paid or    Applicable  Eurodollar Notation
Date   Rate)           Advance       prepaid    Margin)     Advance)   Made By
----   -------------   ----------    ---------- ----------- ---------- --------


                               CLECO EXHIBIT B-2

                          FORM OF COMPETITIVE BID NOTE


                                                        ______ __, 1995
                                                        New York, New York


      FOR VALUE RECEIVED, CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a
Louisiana corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Lender"), at the office of THE BANK OF NEW YORK, as Agent (the "Agent"), located at One Wall Street, New York, New York or at such other place as the Agent may specify from time to time, in lawful money of the United States of America, the outstanding principal balance of the Lender's Competitive Bid Loans, together with interest thereon payable at the rate or rates and at the time or times provided for in the Revolving Credit Agreement, dated as of June 15, 1995, among the Borrower, the Lenders party thereto and the Agent (as the same may be amended, modified or supplemented from time to time, the "Agreement"). Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined. In no event shall interest payable hereon exceed the Highest Lawful Rate.

      This Note is one of the Competitive Bid Notes referred to in the Agreement and is entitled to the benefits of, and is subject to the terms set forth in, the Agreement. The principal of this Note is payable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise provided in the Agreement, if any payment on this Note becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next Business Day and interest shall be payable at the applicable rate or rates specified in the Agreement during such extension period.

      The (i) date and amount of each Competitive Bid Loan made by the Lender,
(ii) the interest rate and Interest Period applicable thereto and (iii) each payment and prepayment of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be indorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or indorsement shall not affect the obligations of the Borrower to make payment when due of any amount owing hereunder.

      Presentment for payment, demand, protest, notice of protest and notice of dishonor and all other demands and notices in connection with the delivery, performance and enforcement of this Note are hereby waived, except as specifically otherwise provided in the Agreement.

      This Note is being delivered in, is intended to be performed in, and shall be construed and interpreted in accordance with and be governed by the internal laws of, the State of New York, without regard to principles of conflicts of law.

      This Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Agreement.


                               CENTRAL LOUISIANA ELECTRIC
                                 COMPANY, INC.


                               By: _________________________
                               Name: _______________________
                               Title: ______________________

                                  SCHEDULE TO
                              COMPETITIVE BID NOTE


          Amount of                              Principal
         Competitive    Interest     Bid         Payment or       Notation
Date        Loan         Period      Rate        Prepayment       Made by
-----    -----------    --------    ------       ----------      ---------


                                 CLECO EXHIBIT C

                           FORM OF BORROWING REQUEST


                                                   _______ __, 199_


The Bank of New York, as Agent
Agency Function Administration
One Wall Street
18th Floor
New York, New York 10286
Attention: Patricia Clancy

The Bank of New York, as Agent
Energy Industries Division
One Wall Street
19th Floor
New York, New York 10286
Attention:  Dennis M. Pidherny,
            Vice President

       Re: Revolving Credit Agreement, dated as of June 15, 1995, by and among CENTRAL LOUISIANA ELECTRIC COMPANY, INC. (the "Borrower"),the Lenders party thereto, and THE BANK OF NEW YORK, as Agent (the "Agreement")

       Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

       1. Pursuant to Section 2.3 of the Agreement, the Borrower hereby gives notice of its intention to borrow Revolving Credit Loans in an aggregate principal amount of $_______ on ______ __, 19__, which borrowing(s) shall consist of the following Advances:


                                                        Initial Interest
            Type of Advance                             Period of Eurodollar
          (Eurodollar or ABR)         Amount            Advances
          -------------------         ------            --------------------


          Revolving Credit Loans
          ----------------------
           (a)
           (b)


       2. If the Loan requested does not include a continuation or conversion of a prior Loan, the Borrower hereby certifies that on the date hereof and, after giving effect to the Loans requested hereby on the Borrowing Date set forth above:

               (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of the Loan Documents.

               (b) There exists and there shall exist no Default or Event of Default under the Agreement.

               (c) Each of the representations and warranties contained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date.

               (d) After giving effect to the Revolving Credit Loans requested to be made hereby, the aggregate outstanding principal balance of the Loans will not exceed the Aggregate Commitments.


       IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed by its Authorized Signatory as of the date and year first written above.


                             CENTRAL LOUISIANA ELECTRIC
                              COMPANY, INC.



                             By:  __________________________
                             Name: _________________________
                             Title: ________________________

                                CLECO EXHIBIT D

                        FORM OF COMPETITIVE BID REQUEST


                                                 [Date]


The Bank of New York, as Agent
Agency Function Administration
One Wall Street
18th Floor
New York, New York 10286
Attention: _______________

The Bank of New York, as Agent
Energy Industries Division
One Wall Street
19th Floor
New York, New York 10286
Attention:  Dennis M. Pidherny,
            Vice President

       Re: Revolving Credit Agreement, dated as of June 15, 1995, by and among CENTRAL LOUISIANA ELECTRIC COMPANY, INC. (the "Borrower"), the Lenders party thereto, and THE BANK OF NEW YORK, as Agent (the "Agreement")


                Capitalized terms used herein which defined in the Credit Agreement shall have the meanings therein defined.

                Pursuant to Section 2.4 of the Credit Agreement, the Borrower hereby gives notice of its request to borrow Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and amounts corresponding thereto:



                 Competitive
               Interest Period                       Amount
               ---------------                      --------

              (1)

              (2)

              (3)


                If the requested Loan does not include a continuation or conversion of a prior Loan, the Borrower hereby certifies that on the date hereof and, after giving effect to the Competitive Bid Loans requested hereby, on the Borrowing Date set forth above:

                (a) The Borrower is and shall be in compliance with all of the terms, covenants and conditions of each Loan Document.

                (b) There exists and there shall exist no Default or Event of Default under the Credit Agreement.

                (c) The representations and warranties contained in the Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date.

                (d) After giving effect to the Competitive Bid Loans requested to be made hereby, the aggregate outstanding principal balance of the Loans will not exceed the Aggregate Commitments.


       IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed by its Authorized Signatory as of the date and year first written above.


                             CENTRAL LOUISIANA ELECTRIC
                              COMPANY, INC.



                             By:  __________________________
                             Name: _________________________
                             Title: ________________________

                                CLECO EXHIBIT E

                           FORM OF INVITATION TO BID


                                                 [Date]

To the Parties Listed on
Schedule A Annexed Hereto

       Re: Credit Agreement, dated as of June 15, 1995, by and among Central Louisiana Electric Company, Inc. (the "Borrower"), the Lenders party thereto and The Bank of New York, as Agent (the "Credit Agreement")


                Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

                Pursuant to a Competitive Bid Request, the Borrower gave notice of its request to borrow Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and amounts corresponding thereto:



             Competitive
           Interest Period                          Amount
          -----------------                        --------

          (1)

          (2)

          (3)


                The Lenders are hereby invited to bid by 10:00 a.m. at least one Business Day prior to the proposed Borrowing Date, pursuant to the terms and conditions of the Credit Agreement, on the making of such Competitive Bid Loans.

       IN EVIDENCE of the foregoing, the undersigned has caused this Invitation to Bid to be duly executed on its behalf.


                                  THE BANK OF NEW YORK,
                                  as Agent


                                  By: ________________________
                                  Name: ______________________
                                  Title: _____________________

                               CLECO EXHIBIT F

                           FORM OF COMPETITIVE BID


                                                 [Date]

The Bank of New York, as Agent
Agency Function Administration
One Wall Street
18th Floor
New York, New York 10286
Attention: Patricia Clancy

The Bank of New York, as Agent
Energy Industries Division
One Wall Street
19th Floor
New York, New York 10286
Attention:  Dennis M. Pidherny,
            Vice President

       Re: Credit Agreement, dated as of June 15, 1995, by and among Central Louisiana Electric Company, Inc. (the "Borrower"), the Lenders party thereto and The Bank of New York, as Agent (the "Credit Agreement")


                 Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

                 In response to a Competitive Bid Request, the undersigned Lender hereby offers to lend Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and the amounts and Bid Rates corresponding thereto:



             Competitive
           Interest Period           Amount               Bid Rate
          -----------------         --------             ----------
          (1)

          (2)

          (3)

       IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid to be duly executed on its behalf.


                                  [LENDER]


                                  By: ________________________
                                  Name: ______________________
                                  Title: _____________________

                               CLECO EXHIBIT G

                 FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER


                                                [Date]

The Bank of New York, as Agent
Agency Function Administration
One Wall Street
18th Floor
New York, New York 10286
Attention: Patricia Clancy

The Bank of New York, as Agent
Energy Industries Division
One Wall Street
19th Floor
New York, New York 10286
Attention:  Dennis M. Pidherny,
            Vice President

      Re: Credit Agreement, dated as of June 15, 1995, by and among Central Louisiana Electric Company, Inc. (the "Borrower"), the Lenders party thereto and The Bank of New York, as Agent (the "Credit Agreement")


                Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

                Pursuant to Section 2.4(c) of the Credit Agreement, the Borrower hereby [gives notice of its [acceptance/rejection] of [Lender's] Competitive Bid, dated _______________] [accepts the [Lender's] Competitive Bid in the aggregate sum of $_________ on ________, which borrowing shall consist of the following Competitive Interest Periods and the amounts and Bid Rates corresponding thereto:


            Competitive
          Interest Period           Amount                Bid Rate
         -----------------         --------              ----------
         (1)
         (2)
         (3)                                                      ]


       IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid Accept/Reject Letter to be duly executed on its behalf.


                                  CENTRAL LOUISIANA ELECTRIC
                                    COMPANY, INC.


                                  By: ________________________
                                  Name: ______________________
                                  Title: _____________________

                                CLECO EXHIBIT H

                   FORM OF COMPETITIVE BID LOAN CONFIRMATION


                                                [Date]
To [Lender]

      Re: Credit Agreement, dated as of June 15, 1995, by and among Central Louisiana Electric Company, Inc. (the "Borrower"), the Lenders party thereto and The Bank of New York, as Agent (the "Credit Agreement")


                Capitalized terms used herein which are defined in the Credit Agreement shall have the meanings therein defined.

                In accordance with Section 2.4(c) of the Credit Agreement we hereby notify you that pursuant to a Competitive Bid Accept Letter, the Borrower gave notice of its acceptance of [Lender's] Competitive Bid, dated _____________, in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following Competitive Interest Periods and the following amounts and Bid Rates corresponding thereto:


           Competitive
          Interest Period             Amount              Bid Rate
          ---------------             ------              --------
          (1)
          (2)
          (3)


      Pursuant to Section 2.4(e) of the Credit Agreement, [Lender] is required to make available to the Agent at its office the proceeds of Lender's Competitive Bid Loan(s) set forth in Section 11.2 of the Credit Agreement, in immediately available funds, not later than 2:00 p.m. on the Borrowing Date specified above.

      IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid Loan Confirmation to be duly executed on its behalf.

                                  THE BANK OF NEW YORK,
                                  as Agent


                                  By: ________________________
                                  Name: ______________________
                                  Title: _____________________

                               CLECO EXHIBIT I

               FORM OF NOTICE OF CONVERSION/CONTINUATION



                                              _______ __, 199_


The Bank of New York, as Agent
Agency Function Administration
One Wall Street
18th Floor
New York, New York 10286
Attention: Patricia Clancy

The Bank of New York, as Agent
Energy Industries Division
One Wall Street
19th Floor
New York, New York 10286
Attention:  Dennis M. Pidherny,
            Vice President

      Re: Credit Agreement, dated as of June 15, 1995, by and among Central Louisiana Electric Company, Inc. (the "Borrower"), the Lenders party thereto and The Bank of New York, as Agent (the "Credit Agreement")


      Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

      1. Pursuant to Section 2.7 of the Agreement, the Borrower requests to convert or continue Advances as set forth below:

                (a) on ____ __, 199_, to convert $_______ in principal amount of presently outstanding Eurodollar Advances having an Interest Period that expires on ____ __, 199_ to ABR Advances.

                (b) on ____ __, 199_, to continue as Eurodollar Advances, $_______ in principal amount of presently outstanding Eurodollar Advances having an Interest Period that expires on ____ __, 199_ for an additional Interest Period of __ months;

                (c) on ____ __, 199_, to convert $_______ in principal amount of presently outstanding ABR Advances to Eurodollar Advances that have an initial Interest Period of __ months.

      2. The Borrower hereby certifies that on the date hereof and on the requested Conversion/Continuation Date set forth above, there exists and there shall exist no Default or Event of Default under the Agreement.

      IN WITNESS WHEREOF, the Borrower has caused this certificate to be executed by its Authorized Signatory as of the date and year first written above.


                             CENTRAL LOUISIANA ELECTRIC
                              COMPANY, INC.



                             By:  __________________________
                             Name: _________________________
                             Title: ________________________

                                 CLECO EXHIBIT J

                    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

      This Assignment and Acceptance Agreement is made and entered into as of _____ __, 19__, by and between ____________ (the "Assignor") and
_____________ (the "Assignee").

                                 R E C I T A L S
                                 - - - - - - - -

      A. The Assignor, certain other lenders (together with any prior assignees, the "Lenders") and The Bank of New York, as agent (the "Agent"), are parties to that certain Revolving Credit Agreement dated as of June 15, 1995 (the "Credit Agreement") with CENTRAL LOUISIANA ELECTRIC COMPANY, INC., a Louisiana corporation (the "Borrower"). Pursuant to the Credit Agreement, the Lenders agreed to make Revolving Credit Loans under the Aggregate Commitments in the aggregate amount of $__________. The amount of the Assignor's Revolving Credit Commitment (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 1 of Schedule 1 hereto. The outstanding principal amounts of the Assignor's Revolving Credit Loans and Competitive Bid Loans (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 2 of Schedule 1 hereto.
All capitalized terms not otherwise defined herein are used herein as defined in the Credit Agreement.

      B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (i) the portion of the Assignor's Revolving Credit Commitment specified in Item 3 of Schedule 1 hereto (the "Assigned Commitment") and (ii) the portion of the Assignor's Revolving Credit Loans and/or the portion of the Assignor's Competitive Bid Loans specified in Item 5 of Schedule 1 hereto (the "Assigned Loans").

      The parties agree as follows:

      1. Assignment. Subject to the terms and conditions set forth herein and in the Credit Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") (a) all right, title and interest of the Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Credit Agreement with respect to the Assigned Commitment. As full consideration for the sale of the Assigned Loans and the Assigned Commitment, the Assignee shall pay to the Assignor on the Assignment Date the principal amount of the Assigned Loans (the "Purchase Price") [and the Assignor shall pay to the Assignee on the Assignment Date the fee specified in Item 6 of Schedule 1 hereto.] [1]

      2. Representation and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right

_________________________

1    Omit bracketed language if no fee is being paid.

to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor.

      3. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have (a) received payment in full of the Purchase Price, and (b) complied with the other applicable provisions of Section 11.7 of the Credit Agreement.

      4. Notice of Assignment. The Assignor agrees to give notice of the assignment and assumption of the Assigned Loans and the Assigned Commitment to the Agent and the Borrower and hereby instructs the Agent and the Borrower to make all payments with respect to the Assigned Loans and the Assigned Commitment directly to the Assignee at the applicable Lending Offices specified on Schedule 2 hereto; provided, however, that the Borrower and the Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Agent and the Borrower, to the extent required by Section 11.7 of the Credit Agreement, shall have received notice of the assignment, the Borrower shall have consented in writing thereto, and the Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to Section 11.7 of the Credit Agreement. From and after the date (the "Assignment Effective Date") on which the Agent shall notify the Borrower and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to the Assignee as provided in such notice of assignment to the Agent, shall have the rights and obligations of a Lender under the Credit Agreement, and (ii) the Assignee shall be deemed to have appointed the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Assignment Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustment in payments under the Assigned Loans and the Assigned Commitment for periods prior to the Assignment Effective Date hereof directly between themselves. If the Assignee is not a United States Person as defined in Section 7701(a)(30) of the Code, the Assignee shall deliver herewith the forms required by Section 2.10(c) of the Credit Agreement to evidence the Assignee's complete exemption from United States withholding taxes with respect to payments under the Loan Documents.

      5. Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitments from the Assignor totally without recourse and, except as provided in Section 2 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrower in connection with its purchase of the Assigned Loans and the Assigned Commitments. Except for the representations or warranties set forth in Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including, without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or accrual status of the Assigned Loans or the Assigned Commitment, the legality, validity, genuineness or enforceability of the Credit Agreement, the Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or financial condition or creditworthiness of the Borrower or any other Person. The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement. From and after the Assignment Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Loans or the Assigned Commitments.

      6.   Consent of the Borrower; Issuance of Notes.

           Pursuant to the provisions of Section 11.7 of the Credit Agreement, and to the extent required thereby, the Borrower, by signing below, consents to this Agreement and to the assignment contemplated herein. The Borrower further agrees to execute and deliver:

                (i) to the Assignee, (A) a Revolving Credit Note, in an aggregate principal amount of $____ and (B) a Competitive Bid Note, in an aggregate principal amount of $____.

                (ii) to the Assignor, (A) a Revolving Credit Note, in an aggregate principal amount of $____ and (B) a Competitive Bid Note, in an aggregate principal amount of $____.

      7. Method of Payment. All payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

      8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement) as to the subject matter hereof.

      9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

      10. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

      11. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with
Section 11.7 of the Credit Agreement without the prior written consent of the Agent.

      12. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the Internal laws of the State of New York, without regard to principles of conflict of laws.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                  ________________, as Assignor


                                  By: _________________________
                                  Name: _______________________
                                  Title: ______________________


                                  ________________, as Assignee


                                  By: _________________________
                                  Name: _______________________
                                  Title: ______________________


  Consented to:

  CENTRAL LOUISIANA ELECTRIC
    COMPANY, INC.


  By: _________________________
  Name: _______________________
  Title: ______________________


  Accepted:

  THE BANK OF NEW YORK, as Agent


  By: _________________________
  Name: _______________________
  Title: ______________________

                                    SCHEDULE 1

                                        TO

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                     between
                        _____________________, as Assignor
                                       and
                        _____________________, as Assignee

                                   relating to


                         Revolving Credit Agreement among
                    CENTRAL LOUISIANA ELECTRIC COMPANY, INC.,
                            the Lenders party thereto,
                                       and
                         The Bank of New York, as Agent,
                            dated as of June 15, 1995

     Item 1. Assignor's Revolving Credit
             Commitment*                               $___________

     Item 2. Assignor's Loans:

             (a)  Assignor's Revolving Credit
                  Loans* consisting of:

                  ABR Advances                         $___________
                  Eurodollar Advances                  $___________
                  ___________________                  $___________

             (b)  Assignor's Competitive Bid
                  Loans* consisting of Loans
                  at the interest rates and
                  for the Interest Periods
                  set forth below:

                  ___________________________          $___________
                  ___________________________          $___________
                  ___________________________          $___________


     Item 3. Amount of Assigned Revolving
             Credit Commitment


     Item 4. Percentage of Revolving Credit
             Commitment assigned as a
             percentage of the aggregate
             Revolving Credit Commitments
             of all Lenders:                            ______%

     Item 5. Amount of Assigned Loans:

             (a) Assignor's Revolving Credit
                 Loans consisting of:

                 ABR Advances                         $___________
                 Eurodollar Advances                  $___________
                 ___________________                  $___________

             (b) Assignor's Competitive
                 Bid Loans consisting of
                 Loans at the interest
                 rates and for the Interest
                 Periods set forth below:

                 ___________________                  $___________
                 ___________________                  $___________
                 ___________________                  $___________

     Item 6. Amount of Fee
             payable to Assignee [1]                  $___________


________________________

1   Omit if no fee is to be paid.

                                    SCHEDULE 2

                                        TO

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                                     between
                        _____________________, as Assignor
                                       and
                        _____________________, as Assignee

                                   relating to


                         Revolving Credit Agreement among
                     CENTRAL LOUISIANA ELECTRIC COMPANY, INC.,
                            the Lenders party thereto,
                                       and
                          The Bank of New York, as Agent,
                             dated as of June 15, 1995


Domestic Lending Office

______________________
______________________
Attention: ___________
           ___________
Telephone: (___) ___-____
Fax:       (___) ___-____


Eurodollar Lending Office

______________________
______________________
Attention: ___________
           ___________
Telephone: (___) ___-____
Fax:       (___) ___-____


Address for Notices


______________________
______________________
Attention: ___________
           ___________
Telephone: (___) ___-____
Fax:       (___) ___-____

                                CLECO EXHIBIT K

                  FORM OF OPINION OF COUNSEL TO THE BORROWER


                                                 _______________, 1995



To the Parties Listed on Schedule A
Attached Hereto

          We have acted as counsel to Central Louisiana Electric Company, Inc., a Louisiana corporation (the "Borrower") in connection with that certain Revolving Credit Agreement, dated as of _______________, 1995, by and among the Borrower, the Lenders party thereto and The Bank of New York, as Agent (the "Agreement") and the Notes (as defined in the Agreement). This opinion is furnished to you pursuant to Section 5.6 of the Agreement. Capitalized terms that are defined in the Agreement but are not defined herein shall have the meanings ascribed to them in the Agreement.

          In connection with the foregoing and the delivery of this opinion, we have examined (i) executed counterparts of the Agreement and executed originals of the Revolving Credit Notes and the Competitive Bid Notes, (ii) the Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof, of the Borrower, (iii) those records of the corporate proceedings of the Borrower as we have deemed necessary as a basis for the opinions hereinafter expressed, including proceedings relative to the Loan Documents, (iv) such applications to and approvals of Governmental Authorities as we have deemed necessary as a basis for the opinions hereinafter expressed.

          We have also examined originals or copies, certified or otherwise identified, of all respective records, documents and instruments of the Borrower, certificates of public officials, certificates of officers of the Borrower and other Persons, and all other documents, certificates and corporate, or other records as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures (other than those of the Borrower), the authenticity of all documents submitted to us as originals and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. With respect to factual matters material to our opinion, we have relied upon the representations contained in the Agreement and upon certificates of representatives of the Borrower.

          Based upon and subject to the foregoing and the assumptions, exceptions, limitations and qualifications expressed below, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          1. The Borrower is duly incorporated and validly existing in good standing under the laws of the State of Louisiana, has all requisite corporate authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it therein or the Property owned by it therein make such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

          2. The Borrower has power and authority to enter into, execute, deliver and perform the terms of the Loan Documents and to incur the obligations provided for in the Notes, all of which have been duly authorized by all necessary corporate action and are in full compliance with its Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof, or its other organization documents.

          3. The Agreement constitutes, and the Notes, when issued and delivered pursuant to the Agreement for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

          4. To our knowledge, except as set forth on Schedule 4.5 to the Agreement, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) pending or threatened against the Borrower or any of its Subsidiaries which (i) if adversely determined, could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of any of the Loan Documents, (iii) which seek to prevent or delay, or obtain damages or other relief in connection with, the execution and delivery by the Borrower of the Loan Documents or the performance by the Borrower of its agreements therein, or (iv) could reasonably be expected to result in the rescission, termination or cancellation of any material franchise, right, license, permit or similar authorization held by the Borrower or any of its Subsidiaries.

          5. Except for information filings required to be made in the ordinary course of business which are not a condition to the Borrower's performance under the Loan Documents, no consent, authorization or approval of, filing with, notice to, or exemption by, stockholders, any Governmental Authority or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents, except the LPSC and FERC, which, subject to the qualifications listed below, have been obtained prior to the Effective Date. The FERC Order is in full force and effect, except that a request for rehearing on the FERC Order may be filed on or before June 26, 1995, and no appeal from, nor any action, suit, proceeding or investigation challenging, or placing into question the validity of, the FERC Order is pending under Section 313 of the Federal Power Act, as amended, which is the exclusive authority in such act for rehearings, judicial review and appeals with respect to orders such as the FERC Order, nor, to our knowledge, is any such appeal or other challenge pending under any legal authority other than Section 313 or threatened under Section 313 or otherwise. The LPSC Order is in full force and effect, except that a motion for rehearing on the LPSC Order may be filed on or before June 19, 1995, and no appeal from, nor any action, suit, proceeding or investigation challenging, or placing into question the validity of, the LPSC Order is pending under La. Rev. Stat. section 45:1192, as amended, which is the exclusive authority for rehearings, judicial review and appeals with respect to orders such as the LPSC Order, nor, to our knowledge, is any such appeal or other challenge pending under any legal authority other than Section 45:1192 or threatened under Section 45:1192 or otherwise.

          6. Neither the execution and delivery of the Loan Documents by the Borrower, nor the performance by the Borrower of its agreements therein, will (i) violate the Borrower's Restated Articles of Incorporation or Amended and Restated Bylaws, each as amended to date, (ii) breach or result in a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties of the Borrower under, any existing obligation of the Borrower under any indenture, agreement, or instrument that has been filed or incorporated by reference as an exhibit to the Borrower's annual report on Form 10-K for the year ended December 31, 1994, or to any subsequent report filed by the Borrower through the date hereof with the Securities and Exchange Commission pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (iii) breach or otherwise violate any judicial or administrative order, writ, judgment, or decree of any Governmental Authority having jurisdiction over the Borrower or its Properties that is in effect on the date hereof and that has been identified to us by the Borrower in the course of our inquiry to the Borrower and that the Borrower has certified to us may reasonably be expected to have a Material Adverse Effect, or (iv) violate any statute in effect on the date hereof, or published rule or regulation in effect on the date hereof applicable to the Borrower of any Governmental Authority having jurisdiction over the Borrower or its Properties.

          7. (a) To our knowledge, the Borrower is not in default (i) under any mortgage, indenture, contract or agreement known to us to which it is a party or by which it or any of its Property is bound or (ii) with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect.

          (b) During the course of our representation of the Borrower in connection with the Loan Documents, we have not become aware of any material violation of law by the Borrower which could reasonably be expected to have a Material Adverse Effect.

          8. Neither the Borrower nor CLE (as defined below) is (i) an "investment company" or a company "controlled" by an "investment company" as defined in, or otherwise subject to regulation under, the Investment Company Act of 1940, as amended, or (ii) a "holding company" or an "affiliate" or a "subsidiary company" of a "holding company" as those terms are defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          9. To our knowledge, the Borrower is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. If used in accordance with Section 2.15 of the Agreement, no part of the proceeds of the Loans will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including without limitation the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended. If used in accordance with Section 2.15 of the Agreement, no part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock.

          10. The Borrower has certified to us that CLE Resources, Inc. ("CLE") is its only subsidiary having assets in excess of $100,000. CLE is duly incorporated and validly existing and in good standing under the business corporation laws of the State of Delaware, has all requisite corporate authority to own its Property and to carry on its business as now conducted, and is in good standing and authorized to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it therein or the Property owned by it therein, as certified to us by the Borrower, make such qualification necessary, except where such failure to qualify could not reasonably be expected to have a Material Adverse Effect.

          The foregoing opinions are subject to and qualified by the following:

          A. All opinions, to the extent they relate to the enforceability of any agreement or obligation, are subject to and qualified by the following:

               (1) the effect and application of bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or transfer, equitable subordination and other similar laws now or hereafter in effect which relate to or limit creditors' rights and remedies generally; and

               (2) the effect and application of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, whether considered in a proceeding in equity or an action at law; and

               (3) We express no opinion as to (i) the availability of any equitable remedies (regardless of whether enforcement is sought in a proceeding in equity or at law); or (ii) the enforceability of any right of setoff or indemnity granted under the Loan Documents; or (iii) any waivers or consents under the Loan Documents, relating to the rights of the Borrower, or any duties owing to it, existing as a matter of law, except to the extent the Borrower may so waive or consent as a matter of law; or (iv) the severability provisions set forth in any of the Loan Documents; or (v) any releases contained in the Loan Documents relating to unmatured claims; or (vi) the applicability of, or compliance by the Agent or the Lenders with any federal, state or local law, rule, regulation or ordinance, noncompliance with which would adversely affect the Agent's or the Lenders' right or power to enter into, perform or enforce any of the Loan Documents.

          B. Wherever we have asserted above that a matter is "to our knowledge," or used the phrase "known to us," our knowledge is limited to the actual knowledge of those attorneys in our office who have prepared or signed this opinion or been actively involved in assisting in advising the Borrower in connection with the execution and delivery of the Loan Documents, without any independent investigation by any lawyer of this firm.

          C. We note that the FERC Order authorizes short-term indebtedness (indebtedness of one year or less) incurred through December 31, 1996 and that, after that time, renewed FERC approval may be required for the performance of the Loan Documents.

          We are members of the Bar of the State of Louisiana, and express no opinion as to matters which may be governed by the laws of any jurisdiction other than Louisiana, New York, the business corporation laws of the State of Delaware and the federal laws of the United States of America.

          Our opinion in paragraph 3 regarding enforceability of the Agreement and the Notes insofar as it involves matters of the law of the State of New York is based solely in reliance on the opinion of Satterlee Stephens Burke & Burke LLP, dated __________, 1995, to this firm, and is subject to any assumptions, qualifications, limitations and exceptions set forth therein which are incorporated by reference herein.

          The opinions contained herein are given only as of the date of this opinion letter. This opinion is based upon our professional knowledge and judgment, and shall not be construed as a guarantee or warranty that a court considering the matters discussed herein would not rule in a manner contrary to the opinions expressed above. No opinion is expressed as to the effect of any future acts of the parties or changes in existing law. We undertake no responsibility and disclaim any obligation to advise you or any other Person of any change after the date hereof in the law or the facts presently in effect even though such change may alter the scope or substance of the opinions herein expressed or affect the legal or factual statements or assumptions herein.

          This opinion may be relied upon solely by the Agent, the Lenders and their respective successors and assigns in connection with the transactions contemplated by the Loan Documents, by Emmet, Marvin & Martin, LLP, special counsel to Agent, in connection with their opinion of even date herewith, delivered to the Agent pursuant to section 5.7 of the Agreement and by Satterlee Stephens Burke & Burke LLP, special New York counsel to the Borrower in connection with their opinion of even date herewith delivered pursuant to section 5.6 of the Agreement. Other than as provided in the preceding sentence, the opinions rendered herein may not be used for any other purpose or relied upon by any other Person or used, circulated, quoted or otherwise referred to without our express prior written consent.


                              Very truly yours,



                              Gordan, Arata, McCollam & Duplantis, L.L.P

                                     SCHEDULE A



The Bank of New York,
individually and as Agent
One Wall Street
New York, New York 10286

The First National Bank of Chicago
One First National Plaza
Mail Suite 0363
Chicago, IL 60670-0363

Mellon Bank, N.A.
One Mellon Bank Center
Room 151-4425
Pittsburgh, PA 15258-0001

Wachovia Corporate Services, Inc.
191 Peachtree Street, N.E.
Atlanta, GA 30303

Hibernia National Bank
934 3rd Street
P.O. Box 351
Alexandria, LA 71309-0351

Rapides Bank and Trust Company
400 Murray Street
P.O. Box 31
Alexandria, LA 71309-0031

Whitney National Bank
228 St. Charles Avenue
P.O. Box 61260
New Orleans, LA 70130

                                                               DRAFT
                                                               5/1/95


                                 CLECO EXHIBIT K

         FORM OF OPINION OF SPECIAL NEW YORK COUNSEL TO THE BORROWER


                                                    ___________  1995



Gordon Arata McCollam & Duplantis, L.L.P.
Place St. Charles
201 St. Charles Avenue, 40th Floor
New Orleans, LA  70170-4000


Dear Ladies and Gentlemen:

        We have acted as special New York counsel to you in connection with the preparation, execution and delivery of the opinion rendered by you as counsel to Central Louisiana Electric Company, Inc., a Louisiana corporation (the "Borrower"), regarding that certain Revolving Credit Agreement, dated as of _____________, 1995, by and among the Borrower, the Lenders party thereto and The Bank of New York, as Agent (the "Agreement") and the Notes (as defined in the Agreement). Capitalized terms that are defined in the Agreement but are not defined herein shall have the meanings ascribed to them in the Agreement.

        In connection with the foregoing and the delivery of this opinion, we have examined (i) executed original counterparts of the Agreement and executed originals of the Revolving Credit Notes and the Competitive Bid Notes, (ii) the Restated Articles of Incorporation and Amended and Restated By-laws, each as amended to the date hereof, of the Borrower, and (iii) those records of the corporate proceedings of the Borrower as we have deemed necessary as a basis for the opinions hereinafter expressed, including proceedings relative to the Loan Documents.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction as being true copies, of all respective records, documents and instruments to the Borrower, certificates of public officials, certificates of officers of the Borrower and other Persons, and all other documents, certificates and corporate, or other records as we have deemed necessary as a basis for the opinions hereinafter expressed. We are not general counsel to the Borrower and have not conducted any independent investigation of the books and records or other agreements or instruments to which the Borrower is a party or by which it or its assets may be bound. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies, the due authorization, execution, and delivery of all documents referred to herein by all parties thereto and the due authority of all persons executing such documents and, in that connection, we have relied upon the separate opinion letter of even date herewith from yourselves to the Lenders and The Bank of New York as Agent with respect to the due execution, delivery, validity and effectiveness of the Loan Documents as they relate to the Borrower. With respect to factual matters material to our opinion, we have relied, with your permission and without independent investigation, upon the representations contained in the Agreement, and upon certificates of representatives of the Borrower.

        Based upon and subject to the foregoing and the assumptions, exceptions, qualifications and limitations hereinafter set forth, and having regard for such legal considerations as we deem relevant, we are of the opinion that the Agreement constitutes, and the Notes, when issued and delivered pursuant to the Agreement for value received, will constitute, the valid and legally binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

        The foregoing opinions are subject to and qualified by the following:

              1. The enforceability of the Agreement and the Notes may be limited by the effect and application of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer, equitable subordination, receivership and other similar laws now or hereafter in effect which relate to or limit creditors' rights generally; and by the effect and application of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or action at law); and

              2. We express no opinion as to (A) the availability of any equitable remedies (regardless of whether enforcement is sought in a proceeding in equity or at law); or (B) the enforceability of any right of set-off or indemnity granted under the Loan Documents; or (C) any waivers or consents under the Loan Documents, relating to the rights of the Borrower, or any duties owing to it, existing as a matter of law, except to the extent the Borrower may so waive or consent as a matter of law; or
              (D) the severability provisions set forth in any of the Loan Documents; or (E) any releases contained in the Loan Documents relating to unmatured claims; or (F) the applicability of, or compliance by the Agent or the Lenders with any federal, state or local law, rule, regulation or ordinance, non-compliance with which would adversely affect the Agent's or the Lenders' right or power to enter into, perform or enforce any of the Loan Documents.

        We are members of the Bar of the State of New York, and express no opinion as to matters which may be governed by laws of any jurisdiction other than New York. Insofar as the foregoing opinions involve matters of the law of the State of Louisiana or of the United States of America, with your consent, they are based solely on your opinion, issued on the date hereof, and are subject to any assumptions, qualifications, limitations and exceptions set forth therein which are incorporated by reference herein. This opinion is based upon our professional knowledge and judgment, and shall not be construed as a guarantee or warranty that a court considering the matters discussed herein would not rule in a manner contrary to the opinions expressed above.
This opinion is delivered to you as counsel to the Borrower, in connection with your opinion of even date herewith delivered to the Agent pursuant to Section
5.6 of the Agreement and may not be used for any other purpose or relied upon by any Person other than you, the Agent, the Lenders and their respective successors and assigns in connection with the transactions comtemplated by the Loan Documents and by Emmet, Marvin & Martin, L.L.P., special counsel to the Agent, in connection with their opinion of even date herewith, delivered to the Agent pursuant to Section 5.7 of the Agreement. Other than as provided in the proceding sentence, the opinions rendered herein may not be used, circulated, quoted or otherwise referred to without our express prior written consent. The opinions contained herein are given only as of the date hereof and we disclaim any obligation to advise you or any other Person of any changes of law or fact that occur after the date hereof even though such change may alter the scope or substance of the opinions herein expressed or affect the legal or factual statements or assumptions herein.



                                          Very truly yours,



                                          Satterlee, Stephens & Burke, L.L.P.

                                 CLECO EXHIBIT L

                        FORM OF OPINION OF SPECIAL COUNSEL


                                                    _____ __, 199_


To The Parties
Listed on Schedule A
Attached Hereto

      Re: Credit Agreement, dated as of June 15, 1995, by and among Central Louisiana Electric Company, Inc., the Lenders party The Bank of New York, as Agent (the "Agreement")


      We have acted as Special Counsel to the Agent in connection with the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined, unless the context hereof otherwise requires.

      We have examined originals or copies certified to our satisfaction of the documents required to be delivered pursuant to the provisions of Sections 5 and 6 of the Agreement. In conducting such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

      Based upon the foregoing examination, and relying with your permission upon the opinions of Gordon, Arata, McCollam & Duplantis, L.L.P. and Satterlee, Stephens, Burke & Burke, counsel to the Borrower, we are of the opinion that all legal preconditions to the making of the first Loans have been satisfactorily met.

           This opinion is rendered solely for your benefit in connection with the transactions referred to herein and may not be relied upon by any other Person.

           In rendering the foregoing opinion, we express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.


                                    Very truly yours,



                                    EMMET, MARVIN & MARTIN, LLP

                          SCHEDULE A


The Bank of New York,
individually and as Agent
One Wall Street
New York, New York 10286


The First National Bank of Chicago
One First National Plaza
Mail Suite 0363
Chicago, IL  60670-0363


Mellon Bank, N.A.
One Mellon Bank Center
Room 151-4425
Pittsburgh, PA  15258-0001


Wachovia Bank of Georgia
191 Peachtree Street, N.E.
Atlanta, GA  30303


Hibernia National Bank
934 3rd Street
P.O. Box 351
Alexandria, LA  71309-0351


Rapides Bank and Trust Company
  of Alexandria
400 Murray Street
P.O. Box 31
Alexandria, LA  71309-0031


Whitney National Bank
228 St. Charles Avenue
P.O. Box 61260
New Orleans, LA  70130

                               CLECO SCHEDULE 1.1
                              TO CREDIT AGREEMENT

                            LIST OF LENDING OFFICES



          DOMESTIC LENDING OFFICES            EURODOLLAR LENDING OFFICES
          ------------------------            --------------------------
      1.  The Bank of New York               The Bank of New York
          One Wall Street                    One Wall Street
          New York, New York 10286           New York, New York 10286
          Attention: Dennis M. Pidherny      Attention: Dennis M. Pidherny
                     Vice President                     Vice President
          Telephone:  (212) 635-7547         Telephone:  (212) 635-7547
          Telecopy:   (212) 635-7923/4       Telecopy:   (212) 635-7923/4


      2.  The First National Bank            The First National Bank
              of Chicago                         of Chicago
          One First National Plaza           One First National Plaza
          Mail Suite 0363                    Mail Suite 0363
          Chicago, IL  60670-0363            Chicago, IL  60670-0363
          Attention: Michael J. Johnson      Attention: Michael J. Johnson
                     Vice President                     Vice President
          Telephone:  (312) 732-4854         Telephone:  (312) 732-4854
          Telecopy:   (312) 732-3055         Telecopy:   (312) 732-3055


      3.  Mellon Bank, N.A.                  Mellon Bank, N.A.
          One Mellon Bank Center             One Mellon Bank Center
          Room 151-4425                      Room 151-4425
          Pittsburgh, PA  15258-0001         Pittsburgh, PA  15258-0001
          Attention: Scott Hennessee         Attention: Scott Hennessee
             Assistant Vice President             Assistant Vice President
          Telephone:  (412) 234-4458         Telephone:  (412) 234-4458
          Telecopy:   (412) 234-8888         Telecopy:   (412) 234-8888


      4.  Wachovia Corporate Services, Inc.  Wachovia Corporate Services, Inc.
          191 Peachtree Street, N.E.         191 Peachtree Street, N.E.
          Atlanta, GA  30303                 Atlanta, GA  30303
          Attention: Carl E. Peoples         Attention: Carl E. Peoples
              Assistant Vice President           Assistant Vice President
          Telephone:  (404) 332-1470         Telephone:  (404) 332-1470
          Telecopy:   (404) 332-6898         Telecopy:   (404) 332-6898


      5. Hibernia National Bank              Hibernia National Bank
         934 3rd Street                      934 3rd Street
         P.O. Box 351                        P.O. Box 351
         Alexandria, LA  71309-0351          Alexandria, LA  71309-0351
         Attention: Justin D. DeKeyzer       Attention: Justin D. DeKeyzer
                    Vice President                      Vice President
         Telep hone:  (318) 487-2150         Telephone:  (318) 487-2150
         Telecopy:   (318) 487-2165          Telecopy:   (318) 487-2165


      6.  Rapides Bank and Trust             Rapides Bank and Trust
          Company in Alexandria              Company in Alexandria
          400 Murray Street                  400 Murray Street
          P.O. Box  31                       P.O. Box 31
          Alexandria, LA  71309-0031         Alexandria, LA  71309-0031
          Attention: R. Blake Chatelain      Attention: R. Blake Chatelain
                  Senior Vice President              Senior Vice President
          Telephone:  (318) 487-2734         Telephone:  (318) 487-2734
          Telecopy:   (318) 487-2641         Telecopy:   (318) 487-2641

      7.  Whitney National Bank              Whitney National Bank
          228 St. Charles Avenue             228 St. Charles Avenue
          P.O. Box 61260                     P.O. Box 61260
          New Orleans, LA  70161             New Orleans, LA  70161
          Attention: John J. Zollinger       Attention: John J. Zollinger
                     Banking Officer                    Banking Officer
          Telephone:  (504) 552-4586         Telephone:  (504) 552-4586
          Telecopy:   (504) 586-7383         Telecopy:   (504) 586-7383


                               CLECO SCHEDULE 4.1
                              TO CREDIT AGREEMENT

                             LIST OF SUBSIDIARIES



  CLECO Construction Company, Inc.
  CLECO Investments Company, Inc.
  CLE Resources, Inc.

                               CLECO SCHEDULE 4.5
                              TO CREDIT AGREEMENT

                  LIST OF LITIGATION NOT OTHERWISE DISCLOSED


  None.

                               CLECO SCHEDULE 4.13
                               TO CREDIT AGREEMENT

                          LIST OF ENVIRONMENTAL MATTERS


       In 1986 the Company was named a Potentially Responsible Party (PRP) by the EPA under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA) for its involvement at the Rose Chemicals (Rose) disposal site in Holden, Missouri. The Company had contracted with Rose for disposal of polychlorinated biphenyl (PCE) materials at the site from 1983 through 1986. In naming the Company a PRP, the EPA advised that Rose was no longer authorized to process PCBs for disposal and that the Company, as one of the generators of the materials previously sent to the site, was potentially responsible for the removal and disposal of PCBs remaining at the site pursuant to CERCLA. Under CERCLA, the Company could be held jointly and severally liable for the cost of cleaning up the site. The Company, along with other PRPs, has entered into two Administrative Orders on Consent with Region VII of the EPA for the removal of certain PCB materials from the site. These materials have now been removed and disposed of at federally permitted PCB disposal facilities. All clean-up activities at the site are expected to be completed in 1995.
After the site is closed, it will be monitored for a set number of years.
The Company has contributed $337,000 to the cleanup of this site and does not presently anticipate any requirement to make additional contributions.

                                CLECO SCHEDULE 8.1
                               TO CREDIT AGREEMENT


                             LIST OF EXISTING LIENS


Indenture of Mortgage dated as of July 1, 1950 between the Company and First National Bank of New Orleans, as Trustee, as amended and supplemented.